                                                                   EXHIBIT 10.68

================================================================================


                                 LOAN AGREEMENT



                                  BY AND AMONG



                           BOLLINGER INDUSTRIES, INC.,
                           BOLLINGER OPERATING CORP.,
                            BOLLINGER HOLDING CORP.,
                                   NBF, INC.,
                              C. G. PRODUCTS, INC.,
                                       AND
                           BOLLINGER INDUSTRIES, L.P.



                                       AND



                            THE FROST NATIONAL BANK,
                         A NATIONAL BANKING ASSOCIATION
                                DOING BUSINESS AS
                            FROST CAPITAL GROUP, AND
                                FORMERLY KNOWN AS
                             CREEKWOOD CAPITAL GROUP



                  $12,000,000 REVOLVING LINE OF CREDIT FACILITY


                                   DATED AS OF

                                  APRIL 2, 2001

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I.........................................................................................................1
         Section 1.01 Terms Defined Above.........................................................................1
         Section 1.02 Certain Definitions.........................................................................1
         Section 1.03 Accounting Principles ......................................................................8
ARTICLE II .......................................................................................................8
         Section 2.01 The Loans and Commitment ...................................................................8
         Section 2.02 Interest Rate ..............................................................................9
         Section 2.03 Notice and Manner of Revolving Credit Borrowing ............................................9
         Section 2.04 Limitation .................................................................................9
         Section 2.05 Application of Cash Sums ..................................................................10
         Section 2.06 Computation ...............................................................................10
         Section 2.07 Voluntary Prepayments and Reborrowings ....................................................10
         Section 2.08 Mandatory Prepayments .....................................................................10
         Section 2.09 Cross-collateralization and Default .......................................................10
         Section 2.10 Termination of Commitment .................................................................11
         Section 2.11 Operating Accounts ........................................................................11
         Section 2.12 Cash Collateral Blocked Accounts ..........................................................11
         Section 2.13 Collection of Accounts ....................................................................11
         Section 2.14 Prepayment in Full ........................................................................12
         Section 2.15 Closing Fee ...............................................................................12
         Section 2.16 Unused Line Fee ...........................................................................12
ARTICLE III .....................................................................................................12
         Section 3.01 Corporate Existence .......................................................................13
         Section 3.02 Corporate Power and Authorization .........................................................13
         Section 3.03 Binding Obligations .......................................................................13
         Section 3.04 No Legal Bar or Resultant Lien ............................................................13
         Section 3.05 No Consent.................................................................................13
         Section 3.06 Financial Condition .......................................................................13
         Section 3.07 Investments and Guaranties ................................................................14
         Section 3.08 Ownership .................................................................................14
         Section 3.09 Liabilities ...............................................................................14
         Section 3.10 Taxes; Governmental Charges ...............................................................14
         Section 3.11 Titles, etc ...............................................................................14
         Section 3.12 Defaults ..................................................................................14
         Section 3.13 Use of Proceeds: Margin Stock .............................................................14
         Section 3.14 Compliance with the Law ...................................................................15
         Section 3.15 ERISA......................................................................................15
         Section 3.16 Subsidiaries ..............................................................................15
         Section 3.17 Direct Benefit From Loans .................................................................15

         Section 3.18 RICO.......................................................................................16
         Section 3.19 Leases and Landlord Waivers ...............................................................16
         Section 3.20 Patents, Trademarks, Copyrights and Licenses ..............................................16
         Section 3.21 Continuous Nature of Representations and Warranties .......................................16
ARTICLE IV AFFIRMATIVE COVENANTS ................................................................................16
         Section 4.01 Financial Statements and Reports ..........................................................16
         Section 4.02 Compliance with Laws; Payment of Taxes and Other Claims ...................................18
         Section 4.03 Maintenance ...............................................................................18
         Section 4.04 Further Assurances ........................................................................18
         Section 4.05 Performance of Obligations ................................................................18
         Section 4.06 Reimbursement of Expenses .................................................................19
         Section 4.07 Insurance .................................................................................19
         Section 4.08 Right of Inspection .......................................................................19
         Section 4.09 Notice of Certain Events ..................................................................19
         Section 4.10 ERISA Information and Compliance ..........................................................20
         Section 4.11 Environmental Requirements ................................................................20
         Section 4.12 Additional Guarantors .....................................................................20
         Section 4.13 Compliance Certificate ....................................................................21
         Section 4.14 Blocked Accounts ..........................................................................21
         Section 4.15 Subordinated Debt Legend and Inspection ...................................................21
ARTICLE V........................................................................................................21
         Section 5.01 Debts, Guaranties and Other Obligations ...................................................21
         Section 5.02 Liens......................................................................................22
         Section 5.03 Investments, Loans and Advances ...........................................................23
         Section 5.04 Dividends, Distributions and Redemptions ..................................................23
         Section 5.05 Sale of Properties ........................................................................23
         Section 5.06 Nature of Business ........................................................................24
         Section 5.07 Limitation on Leases ......................................................................24
         Section 5.08 Mergers, Consolidations, Acquisitions, Opening New Locations, etc . .......................24
         Section 5.09 ERISA Compliance ..........................................................................24
         Section 5.10 Issuance of Stock and Interests ...........................................................24
         Section 5.11 Changes in Accounting Methods .............................................................25
         Section 5.12 Transactions With Affiliates ..............................................................25
         Section 5.13 Affiliate Receivables .....................................................................25
         Section 5.14 Use of Proceeds ...........................................................................25
         Section 5.15 RICO.......................................................................................25
         Section 5.16 Net Income.................................................................................25
         Section 5.17 Fixed Charge Coverage Ratio ...............................................................25
         Section 5.18 Capital Expenditures ......................................................................26
         Section 5.19 Restricted Payments .......................................................................26
ARTICLE VI ......................................................................................................26
         Section 6.01 Events.....................................................................................26
         Section 6.02 Remedies...................................................................................30

         Section 6.03 Prohibition of Transfer, Assignment and Assumption ........................................30
         Section 6.04 Right of Setoff ...........................................................................30
ARTICLE VII .....................................................................................................31
         Section 7.01 Closing ...................................................................................31
         Section 7.02 Note.......................................................................................31
         Section 7.03 Constituent Documents .....................................................................31
         Section 7.04 Secretary's Certificates ..................................................................31
         Section 7.05 Opinion of Borrower's Counsel .............................................................31
         Section 7.06 Counsel of Lender .........................................................................31
         Section 7.07 No Default.................................................................................31
         Section 7.08 No Material Adverse Changes ...............................................................32
         Section 7.09 Other Security Instruments and Information ................................................32
         Section 7.10 Guaranties ................................................................................32
         Section 7.11 Recordings ................................................................................32
         Section 7.12 Landlords Waiver ..........................................................................32
         Section 7.13 Closing Fee ...............................................................................32
         Section 7.14 Financial Condition .......................................................................32
         Section 7.15 Additional Matters ........................................................................33
         Section 7.16 Revolving Credit Advances .................................................................33
         Section 7.17 No Litigation .............................................................................33
         Section 7.18 Excess Availability Requirement ...........................................................33
         Section 7.19 Credit Enhancement ........................................................................33
         Section 7.20 Settlement of Litigation ..................................................................33
         Section 7.21 Vendor Payables ...........................................................................34
         Section 7.22 Background Check ..........................................................................34
         Section 7.23 Blocked Accounts ..........................................................................34
         Section 7.24 Payoff Letter .............................................................................34
         Section 7.25 Insurance Loss Payee ......................................................................34
         Section 7.26 Subordination Agreement ...................................................................34
ARTICLE VIII ................................................................................................... 34
         Section 8.01 Notices ...................................................................................34
         Section 8.02 Deviation from Covenants ..................................................................35
         Section 8.03 Invalidity ................................................................................35
         Section 8.04 Survival of Agreements ....................................................................35
         Section 8.05 Successors and Assigns ....................................................................35
         Section 8.06 Renewal, Extension or Rearrangement .......................................................35
         Section 8.07 Waivers ...................................................................................35
         Section 8.08 Cumulative Rights .........................................................................36
         Section 8.09 Construction ..............................................................................36
         Section 8.10 Interest...................................................................................36
         Section 8.11 Multiple Originals ........................................................................36
         Section 8.12 Exhibits and Schedules ....................................................................36
         Section 8.13 No Triparty Loan ..........................................................................36
         Section 8.14 Applicable Rate Ceiling ...................................................................37

         Section 8.15 Performance and Venue .....................................................................37
         Section 8.16 Negotiation of Documents ..................................................................37
         Section 8.17 Notices Received by Lender ................................................................37
         Section 8.18 Debtor-Creditor Relationship ..............................................................37
         Section 8.19 No Third-Party Beneficiaries ..............................................................37
         Section 8.20 Indemnification ...........................................................................37
         Section 8.21 Release Of Liability ......................................................................38
         Section 8.22 WAIVER OF TRIAL BY JURY ...................................................................38
         Section 8.23 DTPA Waiver ...............................................................................39
         Section 8.24 Final Expression ..........................................................................41
         Section 8.25 Reversal of Payments ......................................................................41
         Section 8.26 Injunctive Relief .........................................................................41
         Section 8.27 The Term "Borrower" or "Borrowers" ........................................................41
         Section 8.28 Joint and Several Liability; Rights of Contribution .......................................41
         Section 8.29 Structure of Credit Facility ..............................................................43

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT is made and entered into as of April 2, 2001, by and between BOLLINGER INDUSTRIES, INC., a Delaware corporation ("Parent"), BOLLINGER OPERATING CORP., a Nevada corporation ("Operating"), BOLLINGER HOLDING CORP., a Delaware corporation ("Holding"), NBF, INC., a Georgia corporation ("NBF"), C. G. PRODUCTS, INC., a California corporation ("Products") and BOLLINGER INDUSTRIES, L.P., a Texas limited partnership ("Industries"), each with their principal office and mailing address at 602 Fountain Parkway, Grand Prairie, Texas 75050 (Parent, Operating, Holding, NBF, Products and Industries are hereinafter called, individually and collectively, jointly and severally, "Borrower") and THE FROST NATIONAL BANK, a national banking association, doing business as FROST CAPITAL GROUP, and formerly known as CREEKWOOD CAPITAL GROUP, with offices at 1010 Lamar, Suite 700, Houston, Harris County, Texas 77002 (hereinafter called, "Lender");

                                   WITNESSETH:

         For and in consideration of the mutual covenants and agreements herein contained and of the loans and commitment hereinafter referred to, Borrower and Lender agree as follows:

                                    ARTICLE I
                                  GENERAL TERMS

         SECTION 1.01 TERMS DEFINED ABOVE. As used in this Agreement, the terms "Parent", "Operating", "Holding", "NBF", "Industries", "Borrower" and "Lender" shall have the meanings indicated above.

         SECTION 1.02 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                  "Accounts Advance Amount" shall mean at any time an amount equal to the product of (a) all Eligible Accounts times (b) a percentage, which shall initially be seventy-five percent (75%). Lender shall have the right at any time, and from time to time, in its sole discretion, to revise the above-described percentage.

                  "Advances" shall have the meaning set forth in Section 2.01.

                  "Affiliate" shall mean any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, Borrower, each Guarantor, if any, and each of Borrower's Subsidiaries, if any, shall be deemed to be Affiliates of one another.

                  "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended or supplemented or restated.

                  "Blocked Accounts" shall have the meaning set forth in Section 2.12.

                  "Bobby Bollinger" shall mean Bobby D. Bollinger, an individual domiciled in the State of Texas.

                  "Borrowing Base" shall mean at any time an amount not to exceed the lesser of: (a) Twelve Million and no/100 Dollars ($12,000,000.00), or (b) the sum of the Accounts Advance Amount determined as of the date the Borrowing Base is calculated plus the Inventory Advance Amount determined as of the date the Borrowing Base is calculated.

                  "Business Day" shall mean any day on which Reference Bank is open for the conduct of general banking business.

                  "Capital Expenditures" shall mean expenditures made and liabilities incurred (including capitalized lease obligations) for the acquisition of any fixed assets or improvements, replacements, substitutions or additions which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of capitalized research and development expenses, increased product or service charges, offset items or otherwise.

                  "Closing" shall mean the date and time for closing the transaction contemplated hereby, described in Section 7.01 hereof.

                  "Closing Fee" shall mean the fee payable by Borrower as described in Section 2.15 hereof.

                  "Collateral" shall have the meaning set forth in the Security Agreement, dated as of the date hereof, by and between Borrower and Lender.

                  "Commitment" shall mean the obligation of Lender to make revolving credit loans to Borrower under Section 2.01 hereof, up to the maximum amount therein stated.

                  "Compliance Certificate" shall mean a certificate of Borrower signed by an authorized officer of Borrower, containing the information required by Section 4.13.

                  "Default" shall mean the occurrence of any of the events specified in Article VI hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                  "Distribution" by any Person shall mean (a) with respect to any Stock issued by such Person, the retirement, redemption, purchase or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend or other distribution on or with respect to such Stock, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any such Stock and (d) any other payment (other than ordinary salaries to employees or advances made in the ordinary course of business to employees for travel or other expenses incurred in the ordinary course of business) by such Person to or for the benefit of the holder of any such Stock.

                  "Drawdown Termination Date" shall mean April 2, 2004, or such earlier date if Lender exercises its rights to DEMAND payment of the Indebtedness in full pursuant to its rights hereunder and under the Revolving Credit Note, or such later date, if this Agreement is extended pursuant to Section 2.01 hereof.

                  "DTPA" shall mean the Texas Deceptive Trade Practices Consumer Protection Act, Subchapter E of Chapter 17 of the Texas Business and Commerce Code.

                  "EBITDA" means, for any Person and any period, the sum of (a) that Person's Net Income plus (b) to the extent actually deducted in determining Net Income, Interest Expense, tax expense, depreciation, and amortization.

                  "Eligible Accounts" shall mean at any time an amount equal to the aggregate net invoice or ledger amount owing on all trade accounts receivable of Revolving Credit Borrower for goods sold or leased or services rendered, in which Lender has a perfected, first-priority Lien or security interest, after deducting (a) the amount of all accounts receivables unpaid for (i) ninety (90) days or more after the date of the original invoice, or (ii) for accounts with special or dated terms, the earlier of thirty (30) days past the original due date thereof or one hundred fifty (150) days past the date of the original invoice; (b) all such accounts for which twenty-five percent (25%) or more of the outstanding aggregate balance owed by any account debtor is unpaid for
         (i) accounts with special or dated terms, for thirty (30) days or more from the original due date thereof and (ii) all other accounts receivable, for ninety (90) days or more from the date of the original invoice; (c) the amount owed by any account debtor that exceeds forty-five percent (45%) of all Eligible Accounts of Revolving Credit Borrower; (d) all contra-accounts, setoffs, defenses or counterclaims asserted by or available to the Persons obligated on such accounts; (e) accounts where the account debtor is a government agency; (f) accounts where the account debtor is a foreign entity (unless organized under the laws of Canada) and such accounts are not supported by a domestically confirmed letter of credit which is acceptable to Lender in its sole discretion; (g) all accounts owed by account debtors which are bill and hold, guaranteed sale, pre-bill or progress billing; (h) all such accounts owing by officers or employees of Revolving Credit Borrower or by Subsidiaries or by any other Person in which Revolving Credit Borrower may have an equity interest; (i) the amount of all discounts, allowances, rebates, credits and adjustments to such accounts; and (j) all such accounts owed by account debtors which are insolvent, in any bankruptcy proceeding, or otherwise which Lender, in its sole discretion, deems not acceptable. Standards of eligibility and concentration limits may be revised at any time, and from time to time solely by Lender in its sole discretion.

                  "Eligible Inventory" shall mean an amount equal to the value of all of Revolving Credit Borrower's Inventory which is finished goods in which Lender has a perfected, first-priority Lien or security interest valued at the lesser of (i) cost or (ii) current market value. Eligible Inventory will not include, without limitation, Inventory: (a) consigned to or from third parties, (b) that is in-transit, slow-moving, obsolete, damaged or spoiled, (c) accounted for on the books of Revolving Credit Borrower as other than finished goods, (d) comprised of packaging supplies, materials, boxes or containers, (e) comprised of used or returned cores, (f) located outside of the continental United States, or (g) goods which Lender, in its sole discretion, deems not acceptable. Standards of eligibility may be revised at any time, and from time to time, solely by Lender in its sole discretion.

                  "Environmental Laws" shall mean all federal, state and local laws, rules, regulations, ordinances, programs, permits, guidances, orders and consent decrees relating to health, safety or environmental matters.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" shall mean the occurrence of any of the events specified in Article VI hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

                  "Financial Statements" shall mean the consolidated and consolidating financial statement or statements of Borrower and its Subsidiaries, if any, described or referred to in Section 3.06 hereof.

                  "Fixed Charge Coverage Ratio" means, for any period, the ratio for Borrower of (a) Borrower's EBITDA for such period to (b) Interest Expense during such period, plus scheduled principal payments on Funded Indebtedness during such period, plus Distributions paid during such period, plus unfinanced Capital Expenditures made during such period, plus any provision for taxes made during such period, plus any amounted expended by Borrower for purposes of redeeming any of its Stock during such period, if any.

                  "Funded Indebtedness" means consolidated indebtedness for money borrowed which in accordance with GAAP would be included in the determination of total liabilities as shown on the liability side of a balance sheet, including capitalized lease obligations.

                  "GAAP" shall mean Generally Accepted Accounting Principles in effect in the United States applied on a consistent basis.

                  "Glenn Bollinger" shall mean Glenn D. Bollinger, an individual domiciled in the State of Texas.

                  "Guaranty Agreement" shall mean the Guaranty Agreement executed by Guarantors in favor of Lender (as the same may be amended, modified, supplemented or restated from time to time).

                  "Guarantors" shall mean any Person that at any time executes a Guaranty Agreement.

                  "Indebtedness" shall mean any and all amounts owing or to be owing by Borrower to Lender in connection with the Note, this Agreement, and other liabilities of Borrower to Lender from time to time existing, including, without limitation, guaranties of indebtedness and obligations acquired from third Persons, whether in connection with this or other transactions, and all amounts owing or to be owing by Borrower to any agent bank of Lender pursuant to any letter of credit agreement, overdraft agreement or other agreement or financial accommodation.

                  "Indemnified Party" shall have the meaning set forth in
         Section 8.20.

                  "Interest Expense" means for any period interest charges paid or accrued during such period (including imputed interest on capitalized lease obligations, but excluding amortization of debt discount and expense) on Funded Indebtedness.

                  "Inventory" shall mean any goods held by Revolving Credit Borrower for sale in the ordinary course of Revolving Credit Borrower's business which includes goods purchased for resale and shall not include used or surplus goods or goods held on consignment or goods which Lender, in its sole discretion, deems not acceptable.

                  "Inventory Advance Amount" shall mean at any time an amount equal to the product of (a) all Eligible Inventory of Revolving Credit Borrower located at the facilities of Revolving Credit Borrower and in warehouse locations for which Lender has received a satisfactory warehouseman's agreement and which are otherwise acceptable to Lender, times (b) a percentage, which shall initially be forty-five percent (45%); provided, however, that the Inventory Advance Amount shall not at any time exceed Five Million and no/100 Dollars ($5,000,000.00). Lender shall have the right at any time, and from time to time, in its sole discretion, to revise the above-described percentage.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, security agreement, deed of trust, assignment, collateral mortgage, chattel mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment, bailment for security purposes or certificate of title lien. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, Borrower or any Guarantor or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

                  "Lease" is defined in Section 3.19.

                  "Maximum Facility" shall mean $12,000,000.

                  "Maximum Nonusurious Interest Rate" shall mean the maximum nonusurious interest rate allowable under applicable United States federal law and under the laws of the State of Texas as presently in effect and, to the extent allowed by such laws, as such laws may be amended from time to time to increase such rate.

                  "Net Income" means, for any period, the Borrower's tax net income for such period, decreased by the sum of any extraordinary, non-operating or non-cash income recorded by the Borrower during such period, all as determined in accordance with GAAP.

                  "Note" shall mean the promissory note or notes (whether one or more) of Borrower described in Section 2.01 hereof, together with any and all renewals, extensions, increases or rearrangements thereof. The "Note" shall include, without limitation, the Revolving Credit Note.

                  "Obligations" means all loans, advances, debts, other Indebtedness, principal, interest, liabilities, liquidated damages, obligations, fees, charges, costs or expenses, lease payments, guarantees, covenants, and duties owing by Borrower to Lender of any kind and description whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation from Borrower to any other Person that Lender may have obtained by assignment or otherwise, and further including all interest not paid when due and all expenses that Borrower is required to pay or reimburse by agreement, law or otherwise.

                  "Operating Accounts" shall have the meaning set forth in
         Section 2.11.

                  "Permitted Liens" shall have the meaning set forth in Section 5.02.

                  "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                  "Plan" shall mean any Plan subject to Title IV of ERISA and maintained by Borrower or any Subsidiary, or any such plan to which Borrower or any Subsidiary is required to contribute on behalf of its employees.

                  "Prime Rate" shall mean that variable rate of interest per annum established by Reference Bank from time to time as its "prime rate." Such rate is set by Reference Bank as a general reference rate of interest, taking into account such factors as Reference Bank may deem appropriate, it being understood that many of Reference Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Reference Bank may make various commercial or other loans at rates of interest having no relationship to such rate. The Prime Rate shall never be less than seven percent (7%) per annum. In the event that Reference Bank does not have a rate designated by it as its "prime rate," then the "Prime Rate" hereunder shall be deemed to be the variable rate of interest per annum which is the general reference rate designated by Reference Bank as its "reference rate," "base rate" or other similar rate and which is comparable to the "Prime Rate" as described above. In the event that Reference Bank shall cease to have any of the rates described in the preceding sentence, then the prime rate shall be that variable rate of interest per annum established by any one of the following-described institutions as its "prime rate," subject to the factors described hereinabove, which institution may be chosen by Lender in its sole discretion, and changed by Lender in its sole discretion from time to time; such institutions shall include: Citibank, N.A., The Chase Manhattan Bank, N.A., and Banker's Trust Company. Such institution may be changed at Lender's discretion, such change to be effective on the date of such change.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Receipts" shall have the meaning set forth in Subsection 2.13(a).

                  "Reference Bank" shall mean The Frost National Bank, a national banking association, and its successors and assigns.

                  "Revolving Credit Borrower" shall mean Industries.

                  "Revolving Credit Note" shall mean the promissory note of Borrower described in Section 2.01 hereof and being in the form of note attached as Exhibit A hereto, and all renewals, extensions, modifications and rearrangements thereof.

                  "RICO" shall mean the Racketeer Influenced and Corrupt Organization Act of 1970, as amended.

                  "Security Instruments" shall mean this Agreement, the agreements or instruments described or referred to in Sections 7.09,
         7.10 and 7.12 hereof, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower, any Subsidiary or any other Person (other than solely by Lender and/or any bank or creditor participating in the benefits of loans evidenced by the Note or any collateral or security therefor) in connection with, or as security for the payment or performance of, the Note or this Agreement (as the same may be amended, modified, supplemented or restated from time to time).

                  "Stock" shall mean all shares, options, warrants, general or limited partnership interests or other equivalents (regardless of how designated) of or in a corporation, partnership or equivalent entity, whether voting or non-voting, including common stock, preferred stock and any other "equity security" (as defined in Rule 3a11-1 of the General Rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

                  "Subordinated Debt" shall mean the indebtedness, obligations and liabilities of Borrower owing to Subordinated Lenders which is subordinated in right of payment to payment of the Indebtedness upon terms and conditions and pursuant to documentation satisfactory to Lender, in its sole discretion.

                  "Subordinated Lenders" shall mean all of the lenders listed on Exhibit B attached hereto to Borrower or to Guarantors, any Subsidiary or any other Person whose rights in respect of Indebtedness from Borrower or any such Subsidiary is subordinated to the Lender pursuant to terms and executed or documentation in form and substance satisfactory to the Lender, in its sole discretion.

                  "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of directors is owned or controlled, directly or indirectly, by a Borrower and/or one or more of its Subsidiaries and/or one or more shareholders or interest holders of such Borrower. Unless the context otherwise requires, "Subsidiary" shall not include any Subsidiary that is also a Borrower.

         SECTION 1.03 ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, except where such principles are inconsistent with the requirements of this Agreement.

                                   ARTICLE II
                            AMOUNT AND TERMS OF LOAN

         SECTION 2.01 THE LOANS AND COMMITMENT. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, from the date of this Agreement through the Drawdown Termination Date, Lender agrees to make revolving credit loans to Revolving Credit Borrower from time to time on any Business Day in such amounts as Borrower may request up to the maximum amount hereinafter stated, and Borrower may make prepayments (as permitted or required in Sections 2.07 and 2.08 hereof), and Revolving Credit Borrower reborrowings, in respect thereof; provided, however, that the aggregate principal amount of all such revolving credit loans (also referred to herein as "Advances") at any one time outstanding shall not exceed the Borrowing Base. To evidence the revolving credit loans made by Lender pursuant to this Section, Borrower will issue, execute and deliver the Revolving Credit Note dated as of the date of this Agreement, PAYABLE ON DEMAND, but if no demand is made, on the Drawdown Termination Date and secured by all of the Collateral. Thereafter, at the sole discretion of Lender, the term of the Revolving Credit Note and the Drawdown Termination Date may be extended for a term of one (1) year. At the expiration of such term, in the event Borrower has not given Lender sixty (60) days' prior written notice of its intent to terminate the revolving credit loans pursuant to the Revolving Credit Note, then, at the sole discretion of Lender, the revolving credit loans shall be renewed, and the Drawdown Termination Date extended, for a period of one (1) year; and at the end of such one (1) year extension, the revolving credit loans may be again extended, from year to year, in the same fashion. Each such extension shall be upon the same terms and conditions as set forth herein and in the Revolving Credit Note and the Security Instruments relating to the same, and upon such further stipulations and conditions as Lender may require. Interest on the Revolving Credit Note shall accrue and be payable as provided in Section 2.02 hereof.

         SECTION 2.02 INTEREST RATE. The Revolving Credit Note shall bear interest at the following rates:

                  (a) The Revolving Credit Note shall bear interest from the date thereof until maturity at varying rates of interest which is two percent (2.00%) above the Prime Rate, as the same may change from day to day, calculated on the last day of each month (but in no event to exceed the Maximum Nonusurious Interest Rate).

                  (b) Upon the occurrence of a Default or an Event of Default, principal and past due interest (to the extent permitted by law) in respect of the Note shall bear interest at a rate which is two percent (2%) per annum in excess of the rate set forth in Subsection 2.02(a) hereinabove (but in no event to exceed the Maximum Nonusurious Interest
         Rate) irrespective of whether the Indebtedness has been accelerated.

                  (c) Interest calculations are subject to certain recapture provisions set forth in the Note.

                  (d) Interest charges shall be paid monthly in arrears on the first day of each calendar month.

         SECTION 2.03 NOTICE AND MANNER OF REVOLVING CREDIT BORROWING. The amount and date of each Advance shall be made as set forth in this Section. Advances under the Revolving Credit Note may be made by Lender (a) pursuant to the terms of any written agreement executed in connection herewith between Borrower and Lender, or (b) at the oral or written request of Borrower or of any officer or agent of Borrower designated by or acting under the authority of resolutions of the board of directors of Borrower, if a corporation, or other written authorization of Borrower if other than a corporation, a duly certified or executed copy of which shall be furnished to Lender, until written notice of the revocation of such authority is received by Lender. Borrower covenants and agrees to furnish to Lender written confirmation of any such oral request within five (5) days of the resulting Advance, but any such Advance shall be deemed to be made under and entitled to the benefits of the Revolving Credit Note irrespective of any failure by Borrower to furnish such written confirmation. Any Advance shall be conclusively presumed to have been made under the terms of the Revolving Credit Note to or for the benefit of Borrower when made pursuant to the terms of any written agreement executed in connection therewith between Borrower and Lender, or in accordance with such requests and directions, or when said Advances are deposited to the credit of the account of Revolving Credit Borrower with Lender regardless of the fact that Persons other than those authorized hereunder may have authority to draw against such account, or may have requested an Advance.

         SECTION 2.04 LIMITATION. Lender shall have no obligation to make Advances hereunder to the extent such Advance would cause the outstanding principal balance of the Revolving Credit Note to exceed the Borrowing Base.

         SECTION 2.05 APPLICATION OF CASH SUMS. All cash sums paid to and received by Lender on account of any Property upon which Lender has a Lien (a) shall be promptly applied by Lender on the Indebtedness whether or not such Indebtedness shall have, by its terms, matured, such application to be made to principal or interest or expenses as Lender may elect; provided, however, Lender need not apply or give credit for any item included in such sums until Lender has received final credit therefor from its bank in accordance with normal banking practices (at least two (2) business days shall be allowed for collection of all items through normal banking channels) or has received solvent credits accepted as such by Lender; provided, further, however, Lender's failure to so apply any such sums shall not be a waiver of Lender's right to so apply such sums or any other sums at any time, or (b) prior to the happening of any Default or Event of Default, at the option of Lender, shall be released to Borrower for use in Borrower's business.

         SECTION 2.06 COMPUTATION. All payments of interest shall be computed on the per annum basis of a year of three hundred sixty (360) days and for the actual number of days (including the first but excluding the last day) elapsed unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per annum basis of a year of three hundred sixty-five
(365) or three hundred sixty-six (366) days, as the case may be.

         SECTION 2.07 VOLUNTARY PREPAYMENTS AND REBORROWINGS. The unpaid principal balance of the Revolving Credit Note at any time shall be the total amounts loaned or advanced thereunder by Lender, less the amount of payments or prepayments of principal made thereon by or for the account of Borrower. It is contemplated that by reason of prepayments thereon there may be times when no Indebtedness is owing thereunder; but notwithstanding such occurrences, the Revolving Credit Note and Security Instruments shall remain valid and be in full force and effect as to loans or advances made pursuant to and under the terms of the Revolving Credit Note subsequent to each such occurrence. All loans or advances and all payments or prepayments made thereunder on account of principal or interest may be evidenced by Lender, or any subsequent holder, maintaining in accordance with its usual practice an account or accounts evidencing the Indebtedness of Borrower resulting from all loans or advances and all payments or prepayments thereunder from time to time and the amounts of principal and interest payable and paid from time to time thereunder, in which event, in any legal action or proceeding in respect of the Revolving Credit Note, the entries made in such account or accounts shall be conclusive evidence of the existence and amounts of the obligations of Borrower therein recorded.

         SECTION 2.08 MANDATORY PREPAYMENTS. If at any time the outstanding principal balance under the Revolving Credit Note exceeds the Borrowing Base, then Borrower shall forthwith prepay the amount of such excess for application towards reduction of the outstanding principal balance of the Revolving Credit Note. Said prepayment shall be without premium or penalty, and shall be made together with the payment of accrued interest on the amount prepaid.

         SECTION 2.09 CROSS-COLLATERALIZATION AND DEFAULT. The Security Instruments, including this Agreement, the Note and any other instrument given in connection with, or as security for, any Indebtedness of Borrower or any Subsidiary, shall serve as security one for the other, and an event of default under the Note or any such instrument shall constitute an event of default under all such other Note and instruments.

         SECTION 2.10 TERMINATION OF COMMITMENT. Notwithstanding anything to the contrary contained herein, in the Revolving Credit Note, or in any other instrument or agreement executed in connection with or as security for the Indebtedness, Lender may, (a) at any time, and from time to time, in its sole discretion, refuse to make any advance for a revolving credit loan hereunder and under the Revolving Credit Note, or (b) upon giving Borrower at least sixty (60) days' prior notice, at any time terminate its Commitment to advance funds to Borrower hereunder and under the Revolving Credit Note and all other obligations, if any, of Lender hereunder. The rights of Lender under this
Section 2.10 are in addition to the rights of Lender to terminate the Commitment pursuant to Section 6.02 hereof.

         SECTION 2.11 OPERATING ACCOUNTS. Annexed hereto as Schedule 2.11 is a listing of all present operating accounts which are checking or other demand daily depository accounts maintained by Borrower (the "Operating Accounts") together with the address of that depository, the account number(s) maintained with such depository, and a contact person at such depository.

         SECTION 2.12 CASH COLLATERAL BLOCKED ACCOUNTS. Borrower and Lender shall establish with banks acceptable to Lender certain lockboxes and blocked accounts (collectively "Blocked Accounts") as set forth on Schedule 2.12 annexed hereto, for the benefit of Lender, for the deposit of all receipts and collections in accordance with Section 2.13 hereof, pursuant to executed blocked account agreements in form and substance satisfactory to Lender, in its sole discretion. All receipts and collections deposited in such Blocked Accounts shall be pledged to Lender and forwarded on a daily basis to Lender's account at Reference Bank. Proceeds received from such Blocked Accounts shall be applied against any Indebtedness owing by Borrower to Lender and shall be applied in accordance with Section 2.05. Only Lender shall have the right to direct withdrawals from such Blocked Accounts. Each bank at which any such Blocked Account is maintained shall waive any right of offset such bank may otherwise have in such Blocked Account and the items deposited therein. Borrower shall pay all fees and charges as may be required by any depository in which such Blocked Accounts are opened. Borrower shall contemporaneously with the execution of this Agreement, provide Lender with the duly executed blocked account agreements related to such Blocked Accounts.

         SECTION 2.13 COLLECTION OF ACCOUNTS.

                  (a) All receipts of cash, cash equivalents, checks, credit card receipts, notes, drafts, instruments, and other items of payment arising out of the sale of inventory or other Property of Borrower or the creation of accounts receivable, including without limitation, insurance proceeds and tax refunds (referred to as "Receipts"), and all Property of Borrower in which Lender has a security interest or lien, shall be deposited daily into one or more of the Blocked Accounts, and shall be held in trust by Borrower for Lender until so deposited.

                  (b) In the event, notwithstanding the provisions of this Section, Borrower receives or otherwise has dominion and control of any Receipts, or any proceeds or collections of any Property of Borrower in which Lender has a security interest or lien, such Receipts, proceeds, and collections shall be held in trust by Borrower for Lender and shall not be commingled with any of Borrower's other funds or deposited in any account of Borrower other than a Blocked Account.

         SECTION 2.14 PREPAYMENT IN FULL. In the event Borrower desires to prepay in full the loans evidenced by the Note at any time greater than two (2) years prior to the Drawdown Termination Date, as the same may be extended, Borrower will give Lender sixty (60) days' written notice of Borrower's intention and will pay to Lender, as liquidated damages and not as a penalty, the greater of an amount equal to three percent (3%) of the Maximum Facility on the date of such prepayment, or Three Hundred Sixty Thousand and No/100 Dollars ($360,000.00). In the event Borrower desires to prepay in full the loans evidenced by the Note at any time greater than one (1) year prior to the Drawdown Termination Date, as the same may be extended, Borrower will give Lender sixty (60) days' written notice of Borrower's intention and will pay to Lender, as liquidated damages and not as a penalty, the greater of an amount equal to two percent (2%) of the Maximum Facility on the date of such prepayment or Two Hundred Forty Thousand and No/100 Dollars ($240,000.00). In the event Borrower desires to prepay in full the loans evidenced by the Note at any time which is less than (or exactly) one (1) year prior to the Drawdown Termination Date, as the same may be extended, or in any year following such extension, Borrower will give Lender sixty (60) days' written notice of Borrower's intention and will pay to Lender, as liquidated damages and not as a penalty, the greater of an amount equal to one percent (1%) of the Maximum Facility on the date of such prepayment or One Hundred Twenty Thousand and No/100 Dollars ($120,000.00). In the event any such notice of prepayment has been given by Borrower, the Commitment shall immediately terminate, and all other obligations, if any, of Lender, shall terminate on the expiration of said sixty (60) day notice period, and the entire principal amount of the Note, together with all accrued interest thereon, and any other Indebtedness, shall be due and payable on such date.

         SECTION 2.15 CLOSING FEE. Borrower shall pay to Lender at the Closing a closing fee (herein, the "Closing Fee") in the amount of Sixty Thousand and No/100 Dollars ($60,000.00) with respect to the credit facilities established pursuant to this Agreement.

         SECTION 2.16 UNUSED LINE FEE. If the average outstanding daily principal balance of Advances shall be less than the Maximum Facility in any calendar month, Borrower shall pay to Lender on the first day of the next succeeding calendar month a fee (the "Unused Line Fee") equal to three hundred seventy-five thousandths of one percent (0.375%) per annum of the amount by which the Maximum Facility exceeds the average outstanding daily principal balance of Advances. The Unused Line Fee shall be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and shall be payable for the entire term of this Agreement, including all renewal terms, or for so long as any of the Indebtedness is outstanding.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement, Borrower represents and warrants to Lender (which representations and warranties will survive the delivery of the Note and the making of the loans thereunder) that:

         SECTION 3.01 CORPORATE EXISTENCE. Each of Parent, Holding, Operating, NBF and Products is a corporation, and Industries is a limited partnership, duly organized, legally existing and in good standing under the laws of the jurisdiction in which it is organized and is duly qualified as a foreign corporation in all jurisdictions wherein it maintains a place of business. Neither Borrower nor any of its Subsidiaries has been known as or used any corporate, fictitious or trade names except those listed on Schedule 3.01 hereto. Except as set forth on Schedule 3.01, neither Borrower nor any of its Subsidiaries has been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person.

         SECTION 3.02 CORPORATE POWER AND AUTHORIZATION. Borrower is duly authorized and empowered to create and issue the Note; and Borrower and each Subsidiary is duly authorized and empowered to execute, deliver and perform the Security Instruments, including without limitation, this Agreement, to which it is a party; and all corporate or partnership action on Borrower's or any Subsidiary's part requisite for the due creation and issuance of the Note and for the due execution, delivery and performance of the Security Instruments, including this Agreement, to which Borrower, or any Subsidiary is a party has been duly and effectively taken. The board of directors of each Borrower (and of the general partner of Industries) acting pursuant to a duly called and constituted meeting, after proper notice, or pursuant to valid and unanimous consent, has determined (a) that entry into and performance of this Agreement and each of the other documents to which such Borrower is a party, directly or indirectly benefits such Borrower and (b) that adequate and fair consideration and reasonably equivalent value has been received by such Borrower to execute and perform this Agreement and each of the other documents to which it is a party.

         SECTION 3.03 BINDING OBLIGATIONS. This Agreement does constitute, and the Note and other Security Instruments to which Borrower or any Subsidiary is a party upon their creation, issuance, execution and delivery will constitute, valid and binding obligations of Borrower or such Subsidiary, as the case may be, enforceable in accordance with their respective terms.

         SECTION 3.04 NO LEGAL BAR OR RESULTANT LIEN. The Note and the Security Instruments, including, without limitation this Agreement, to which Borrower or any Subsidiary is a party, do not and will not violate any provisions of the articles or certificates of incorporation or limited partnership, or the bylaws or agreement of limited partnership, of Borrower or any Subsidiary, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any Subsidiary is subject, or result in the creation or imposition of any Lien upon any Properties of Borrower or any Subsidiary, other than those contemplated by this Agreement.

         SECTION 3.05 NO CONSENT. The execution, delivery and performance of the Note and the Security Instruments, including this Agreement, to which Borrower or any Subsidiary are party does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         SECTION 3.06 FINANCIAL CONDITION. The unaudited, consolidated and consolidating financial statements of Parent and its Subsidiaries dated December 31, 2000, which have been delivered to Lender, are complete and correct, have been prepared from the books and records of Borrower in accordance with GAAP, consistently applied, and fully and accurately reflect the financial condition and results of the operations of Borrower and its Subsidiaries as at the date or dates and for the period or periods stated (subject only to normal year-end audit adjustments with respect to any unaudited interim statements). No material adverse change, either in any case or in the aggregate, has since occurred in the business, prospects, profits, Properties, operations or condition, financial or otherwise, of Borrower or any Subsidiary, except as disclosed to Lender in writing.

         SECTION 3.07 INVESTMENTS AND GUARANTIES. Neither Borrower nor any Subsidiary has made investments in, advances to or guaranties of the obligations of any Person, except as reflected in the Financial Statements.

         SECTION 3.08 OWNERSHIP. Parent owns one hundred percent (100%) of the issued and outstanding Stock of Operating, Holding, NBF and Products. Operating owns a one percent (1%) general partner interest in Industries. Holding owns a ninety-nine percent (99%) limited partner interest in Industries. There are no outstanding subscriptions, warrants, options, calls, commitments, convertible securities or other agreements to which Borrower is a party or by which it is bound, calling for the issuance of any capital Stock or securities convertible into capital Stock of Borrower or any Subsidiary, except as disclosed on
Schedule 3.08.

         SECTION 3.09 LIABILITIES. Except for liabilities (a) incurred in the normal course of business, (b) listed on Schedule 3.09 attached hereto or (c) described in the Financial Statements, neither Borrower nor any Subsidiary has liabilities, direct or contingent, owing to any Person other than Lender. Except as described in the Financial Statements, or as otherwise disclosed to Lender in writing, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary which involves the possibility of any judgment or liability not fully covered by insurance, and which may adversely affect the business or the Properties of Borrower or any Subsidiary or their ability to carry on business as now conducted.

         SECTION 3.10 TAXES; GOVERNMENTAL CHARGES. Borrower and each Subsidiary has filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it.

         SECTION 3.11 TITLES, ETC. Borrower and each Subsidiary has good title to its respective Properties, free and clear of all Liens except those referred to in Schedule 3.09.

         SECTION 3.12 DEFAULTS. Neither Borrower nor any Subsidiary is in default under any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound, except as disclosed to Lender in writing. No Default or Event of Default hereunder has occurred and is continuing.

         SECTION 3.13 USE OF PROCEEDS: MARGIN STOCK. The proceeds of the Note will be used by Borrower as working capital for Borrower's business. None of such proceeds will be used for, and neither Borrower nor any Subsidiary are engaged in the business of, extending credit for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. No part of the proceeds of the loans evidenced by the Note will be used for any purpose which violates Regulation X of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 224). All loans evidenced by the Note are and shall be "business loans" as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business, commercial, investment or other similar purposes and not primarily for personal, family, household or agricultural use, as such terms are used and defined in Texas Revised Civil Statutes Annotated, Title 4 of the Finance Code, Chapter
346. Neither Borrower nor any Subsidiary nor any Person acting on behalf of Borrower or any Subsidiary has taken or will take any action which might cause the Note or any of the Security Instruments, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

         SECTION 3.14 COMPLIANCE WITH THE LAW. Neither Borrower nor any
Subsidiary:

                  (a) is in violation of any law, ordinance, or governmental rule or regulation to which Borrower or any Subsidiary or any of their respective Properties are subject, including but not limited to, those laws, ordinances and governmental rules and regulations regarding employee wages and overtime;

                  (b) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary for the operation of its businesses; and

                  (c) has failed to obtain any other license, certificate, permit, franchise or other governmental authorization necessary to the ownership of any of their respective Properties or the conduct of their respective businesses; which violation or failure might adversely affect the business, prospects, profits, Properties, operations or condition (financial or otherwise) of Borrower or any Subsidiary.

         SECTION 3.15 ERISA. Borrower and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower or any Subsidiary.

         SECTION 3.16 SUBSIDIARIES. A list of all the existing Subsidiaries of Borrower is provided in Schedule 3.16 attached hereto and incorporated by reference.

         SECTION 3.17 DIRECT BENEFIT FROM LOANS. Borrower has received or, upon the execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other documents to which it is a party.

         SECTION 3.18 RICO. Borrower is not in violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Lender's security interest in the Collateral.

         SECTION 3.19 LEASES AND LANDLORD WAIVERS Borrower and/or its Subsidiaries are parties to certain lease agreements pertaining to real property upon which Borrower or a Subsidiary of Borrower operates its business and certain material personal property leases (individually, the "Lease" and collectively, the "Leases"). Schedule 3.19 sets forth the present landlord(s) of the property associated with each real estate Lease and of each lessor with respect to each personal property lease, the expiration date of the respective Lease, and the renewal notice period of each Lease. Schedule 3.19 is complete and correct and fully and accurately describes all Leases to which Borrower and/or any of its Subsidiaries are a party. Borrower has provided Lender with landlord waivers, in form and substance satisfactory to Lender, with respect to all real estate Leases, each of which landlord waivers has been duly executed by the landlord or such landlord's duly authorized representative (as set forth in Schedule 3.19) and each of which landlord waiver is fully enforceable under the terms and conditions of the Leases and applicable state, local or municipal law.

         SECTION 3.20 PATENTS, TRADEMARKS, COPYRIGHTS AND LICENSES. Each of Borrower and its Subsidiaries owns or possesses all the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, licenses and other similar rights are listed on Schedule 3.20.

         SECTION 3.21 CONTINUOUS NATURE OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in this Agreement and the Note and Security Instruments shall be continuous in nature and shall remain accurate, complete and not misleading at all times during the term of this Agreement, except for changes in the nature of Borrower's or its Subsidiaries' business or operations that would render the information in this Agreement, the Note or the Security Instruments, or any exhibit attached hereto either inaccurate, incomplete or misleading, so long as Lender has consented to such changes or such changes are expressly permitted by this Agreement, and except for such representations and warranties that by their nature are limited only to a specific date.

                                   ARTICLE IV
                              AFFIRMATIVE COVENANTS

         Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article IV, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding.

         SECTION 4.01 FINANCIAL STATEMENTS AND REPORTS. Borrower and all Subsidiaries will promptly furnish to Lender from time to time upon request such information regarding the business and affairs and financial condition of Borrower and all its Subsidiaries as Lender may reasonably request, and will furnish to Lender:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Borrower, audited Financial Statements of Borrower and its Subsidiaries, consisting of the consolidated and consolidating balance sheets of Borrower and its Subsidiaries as at the end of such year and the consolidated and consolidating operating statements of Borrower and its Subsidiaries, as at the end of such year (showing income, expenses and surplus), setting forth in each case in comparative form figures for the previous fiscal year, all prepared in accordance with GAAP, consistently applied, and, with respect to the consolidated Financial Statements only, certified by a nationally recognized independent public accounting firm acceptable to Lender;

                  (b) MONTHLY FINANCIAL STATEMENTS. As soon as available and in any event within twenty (20) days after the end of each calendar month, or forty-five (45) days after the end of a calendar month that is also the end of a calendar quarter, the consolidated and consolidating balance sheets of Borrower and its Subsidiaries, at the end of such month and the consolidated and consolidating operating statements of Borrower and its Subsidiaries, for such month (showing income, expenses and surplus for such month and for the period from the beginning of the fiscal year to the end of such month), all prepared in accordance with GAAP, consistently applied, in a manner acceptable to Lender and certified by the chief financial officer or treasurer of Borrower;

                  (c) ACCOUNTS AGINGS. As soon as available and in any event within ten (10) days (or earlier if deemed necessary by Lender in its sole discretion) after the end of each calendar month, consolidated and consolidating agings, in detail format, of all accounts payable and accounts receivable (the "Account Agings") of Revolving Credit Borrower showing each such account which is thirty (30), sixty (60), ninety
         (90), one hundred twenty (120), one hundred fifty (150) and over one hundred fifty (150) days past invoice date and, with respect to accounts receivable, reconciling such aging with the reports delivered to Lender pursuant to Section 4.01(f);

                  (d) INVENTORY REPORT. As soon as available and in any event within ten (10) days (or earlier if deemed necessary by Lender in its sole discretion) after the end of each calendar month, an Inventory perpetual report for Revolving Credit Borrower and a schedule that lists Inventory by item, cost and location; and

                  (e) WEEKLY BORROWING BASE REPORTS. On or before the third
         (3rd) business day of each week, a report in such form as Lender may reasonably request, reflecting the Eligible Accounts and Eligible Inventory of Revolving Credit Borrower as of the end of the preceding week and calculating the Accounts Advance Amount and Inventory Advance Amount based thereon, together with the Account Agings, cash receipt journals or copies of checks, invoices for new billings, sales journals and backup for all miscellaneous credits and debits, purchases journals and cost of goods sold reports and inventory reports, which support such report. Such report shall also reflect the amount of sales and receipts of Revolving Credit Borrower during the preceding week and such other information as Lender may reasonably request.

All such balance sheets and other financial statements referred to in this
Section 4.01 shall be in such detail as Lender may reasonably request and shall conform to GAAP applied on a basis consistent with those of the Financial Statements, except only for such changes in accounting principles or practice with which independent certified public accountants concur.

         SECTION 4.02 COMPLIANCE WITH LAWS; PAYMENT OF TAXES AND OTHER CLAIMS. Borrower will (a) observe and comply with all laws, statutes, codes, acts, ordinances, rules, regulations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers applicable to it, including without limitation, and (b) pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon Borrower or any Subsidiary or upon the income or any Property of Borrower or any Subsidiary as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a lien upon any or all of the Property of Borrower or any Subsidiary; provided, however, that, subject to the written approval of Lender, neither Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower or any Subsidiary shall have set up reserves therefor adequate under GAAP.

         SECTION 4.03 MAINTENANCE. Borrower will and will cause each Subsidiary to (a) maintain its corporate or partnership existence, rights and franchises;
(b) observe and comply with all valid laws, statutes, codes, acts, ordinances, judgments, injunctions, rules, regulations, certificates, franchises, permits and licenses of all federal, state, county, municipal and other governmental authorities; (c) maintain its Properties (and any Properties leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition (ordinary wear and tear excepted) at all times and make all repairs, replacements, additions, betterments and improvements to its Properties as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times; and
(d) maintain and keep books of records and accounts, all in accordance with GAAP, consistently applied, of all dealings and transactions in relation to its business and activity.

         SECTION 4.04 FURTHER ASSURANCES. Borrower will and will cause each Subsidiary to cure promptly any defects in the creation and issuance of the Note and the execution and delivery of the Security Instruments, including, without limitation, this Agreement. Borrower at its expense will promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments to effectuate the agreements of Borrower or any Subsidiary in the Security Instruments, including, without limitation, this Agreement, or to further evidence and more fully describe the collateral intended as security for the Note, or to correct any omissions in the Security Instruments, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

         SECTION 4.05 PERFORMANCE OF OBLIGATIONS. Borrower will pay the Note according to the reading, tenor and effect thereof; and Borrower will do and perform every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Security Instruments, including this Agreement, at the time or times and in the manner specified, and cause each Subsidiary to take such action with respect to their obligations to be performed and discharged under the Security Instruments to which they respectively are parties.

         SECTION 4.06 REIMBURSEMENT OF EXPENSES. Borrower will pay all reasonable legal fees incurred by Lender in connection with the preparation, amendment, interpretation, administration and enforcement of this Agreement and any and all other Security Instruments contemplated hereby. Borrower will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any other Security Instrument, or to protect the Properties or business of Borrower or any Subsidiary or to collect the Note, or to enforce the rights of Lender under this Agreement, the Note, or any other Security Instrument, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest at either (a) the post-default rate specified in Section 2.02 on each such amount from the date that the same is expended, advanced or incurred by Lender until the date of reimbursement to Lender, or (b) if no Default shall have occurred and be continuing, the pre-default rate specified in Section 2.02 on each such amount from the date that the same is expended, advanced or incurred by Lender until the date of written demand or request by Lender for the reimbursement of same, and thereafter at the applicable post-default rate specified in Section 2.02 until the date of reimbursement to Lender.

         SECTION 4.07 INSURANCE. Borrower and each Subsidiary now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to their respective Properties and businesses against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated but in any event, all fixed assets of Borrower shall be insured for an amount at least equal to the unpaid principal balance of the Note, from time to time outstanding. All such policies shall name Lender as loss payee and mortgagee and shall provide that the insurer shall provide Lender with thirty (30) days prior written notification of the cancellation of such policies. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower and the Subsidiaries in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

         SECTION 4.08 RIGHT OF INSPECTION. Borrower will permit and will cause each Subsidiary to permit any officer, employee or agent of Lender to visit and inspect any of the Properties of Borrower, or any Subsidiary, to conduct at least four (4) collateral reviews per year, to examine Borrower's or any Subsidiary's books of record and accounts, to take copies and extracts therefrom, and to discuss the affairs, finances and accounts of Borrower or any Subsidiary with Borrower's or such Subsidiary's officers, employees, accountants and auditors, all at such times and as often as Lender may desire. Borrower shall reimburse Lender for all of Lender's expenses in connection with the collateral reviews, which expenses include Seven Hundred Fifty and No/100 dollars ($750.00) per-person per-day for on-site collateral reviews.

         SECTION 4.09 NOTICE OF CERTAIN EVENTS. Borrower shall promptly notify Lender if Borrower learns of the occurrence of (a) any event which constitutes a Default, together with a detailed statement by a responsible officer of Borrower of the steps being taken to cure the effect of such Default; (b) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of indebtedness of Borrower or any Subsidiary or of any security (as defined in the Securities Act of 1933, as amended) of Borrower or any Subsidiary with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action such Borrower, or such Subsidiary is taking or proposes to take with respect thereto; (c) any legal, judicial or regulatory proceedings affecting Borrower or any Subsidiary or any of the Properties of Borrower or any Subsidiary in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower or any Subsidiary; (d) any dispute between Borrower or any Subsidiary and any governmental or regulatory body or any other Person which, if adversely determined, might materially interfere with the normal business operations of Borrower or any Subsidiary; or (e) any material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including without limitation this Agreement.

         SECTION 4.10 ERISA INFORMATION AND COMPLIANCE. Borrower will promptly furnish to Lender (a) if requested by Lender, promptly after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the Chief Executive Officer or Chief Financial Officer of Borrower specifying the nature thereof, what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Borrower will fund, or will cause its Subsidiaries to fund, all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of employees of Borrower or any of its Subsidiaries, and comply with all applicable provisions of ERISA.

         SECTION 4.11 ENVIRONMENTAL REQUIREMENTS. Borrower shall comply with all Environmental Laws applicable to Borrower or to its Property with respect to occupational health and safety, hazardous waste and substances and environmental matters. Borrower shall promptly notify Lender of its receipt of any notice of a violation or an alleged violation of any such federal laws, state statutes, municipal ordinances or other governmental standards, rules or regulations. Borrower shall indemnify and hold Lender harmless from all loss, cost, damages, claim and expense incurred by Lender on account of Borrower's failure to perform the obligations of this Section.

         SECTION 4.12 ADDITIONAL GUARANTORS. Borrower shall cause each of its now or hereafter existing Subsidiaries to duly execute and deliver, or become a party to a Guaranty Agreement with such Security Instruments as Lender may require as security therefor from time to time.

         SECTION 4.13 COMPLIANCE CERTIFICATE. At the time that Borrower provides the monthly Financial Statements pursuant to Section 4.01, Borrower shall also provide a Compliance Certificate which (a) states that the information on any and all schedules to this Agreement is complete and accurate as of the date of such certificate or, if such is the case, attaches to such certificate updated schedules, and (b) states that, based on a reasonably diligent examination, no Default or Event of Default has occurred or exists, or, if such is not the case, specifies such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps taken or being taken by Borrower with respect thereto.

         SECTION 4.14 BLOCKED ACCOUNTS. At all times during the term of this Agreement, Borrower will maintain Blocked Accounts as required by Section 2.12, and will direct all collections and other Receipts to such Blocked Accounts in accordance with Section 2.13.

         SECTION 4.15 SUBORDINATED DEBT LEGEND AND INSPECTION.

         (a) Borrower shall cause each instrument or document which now or hereafter evidences all or any portion of the Subordinated Debt to be conspicuously marked with a legend as provided in the subordination agreement related thereto.

         (b) Borrower shall permit Lender at any reasonable time, and from time to time, to examine and make copies and abstracts from Borrower's books, records, instruments and documents evidencing or pertaining to the Subordinated Debt.

                                    ARTICLE V
                               NEGATIVE COVENANTS

         Without the prior written consent of Lender, Borrower will at all times comply with the covenants contained in this Article V, from the date hereof and for so long as any part of the Indebtedness or the Commitment is outstanding.

         SECTION 5.01 DEBTS, GUARANTIES AND OTHER OBLIGATIONS. Borrower will not, and will not permit any Subsidiary to, incur, create, assume or in any manner become or be liable in respect of any indebtedness (including obligations for the payment of rentals); and no Borrower will, or will permit a Subsidiary to, guarantee or otherwise in any way become or be responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise, except that the foregoing restrictions shall not apply to:

                  (a) the Note or other Indebtedness to Lender;

                  (b) liabilities, direct or contingent, of Borrower and its Subsidiaries existing on the date of this Agreement which are reflected in the Financial Statements or have been disclosed to Lender in writing, and any renewals and extensions (but not increases) thereof;

                  (c) liabilities in relation to leases and lease agreements to the extent permitted by Section 5.07 hereof;

                  (d) endorsements of negotiable or similar instruments for collection or deposit in the ordinary course of business;

                  (e) trade payables or similar obligations from time to time incurred in the ordinary course of business other than for borrowed money (exclusive of the promissory notes described in Section 7.21, as in effect on the date hereof);

                  (f) taxes, assessments or other government charges which are not yet due or are being contested pursuant to Section 4.02 hereof;

                  (g) indebtedness which is subordinated to the Note by terms satisfactory to Lender, in its sole discretion; and

                  (h) indebtedness listed on Schedule 5.01 attached hereto.

         SECTION 5.02 LIENS. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except the following (the "Permitted Liens"):

                  (a) Liens securing the payment of any Indebtedness to Lender;

                  (b) Obligations listed on Schedule 3.09 hereto;

                  (c) Liens for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

                  (d) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums not yet due or, subject to the written approval of Lender, being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by GAAP shall have been made therefor;

                  (e) Liens existing on Property owned by Borrower or any Subsidiary on the date of this Agreement which have been disclosed to and permitted by Lender in writing and listed on Schedule 5.02 hereof, and any renewals and extensions thereof on materially the same terms;

                  (f) pledges or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance, social security and other like laws; and

                  (g) inchoate liens arising under ERISA to secure the contingent liability of Borrower or any Subsidiary permitted by Section
         4.10 hereof.

         SECTION 5.03 INVESTMENTS, LOANS AND ADVANCES. Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:

                  (a) loans, advances or investments the material details of which have been set forth in the Financial Statements or have been otherwise disclosed to Lender in writing prior to the execution of this Agreement;

                  (b) investments in direct obligations of the United States of America or any agency thereof;

                  (c) investments in certificates of deposit issued by commercial banks in the United States having a combined capital and surplus in excess of One Hundred Million and No/100 Dollars ($100,000,000.00);

                  (d) investments in commercial paper with the best rating by Standard & Poor's, Moody's Investors Service, Inc., or any other rating agency satisfactory to Lender issued by companies in the United States with a combined capital and surplus in excess of One Hundred Million and No/100 Dollars ($100,000,000.00); and

                  (e) loans, advances or investments permitted by Section 5.01 hereof.

         SECTION 5.04 DIVIDENDS, DISTRIBUTIONS AND REDEMPTIONS. Borrower will not, and will not permit any Subsidiary to (a) declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its Stock now or hereafter outstanding, (b) return any capital to its stockholders or interest holders, as applicable or (c) make any distribution of its assets to any Borrower, Subsidiary, Guarantor or its stockholders or interest holders, as applicable. Borrower will not, and will not permit any Subsidiary to, make any redemption or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any indebtedness for borrowed money owing to any Person other than Lender or of any indebtedness that is junior and subordinate to the Indebtedness, except, in the case of any such junior and subordinated indebtedness, as may be expressly allowed by the terms of any subordination agreement governing same. Borrower will not, and will not permit any Subsidiary to, make any payment of any management, consulting or similar fee or of any principal, interest or fees on any indebtedness (other than trade debt incurred in the ordinary course of business), owing to any officer, shareholder or other equity holder of Borrower, any such Subsidiary or to any Affiliate or any officer, shareholder or other equity holder of any such Affiliate if any Default or Event of Default exists at the time of any such payment or would exist as a result of making any such payment.

         SECTION 5.05 SALE OF PROPERTIES. Borrower will not, and will not permit a Subsidiary to, sell, transfer or otherwise dispose of all or any substantial portion or integral part of its Properties except in the ordinary course of business, or enter into any arrangement, directly or indirectly, with any Person whereby a Borrower or any Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, and whereby a Borrower or any Subsidiary shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which a Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred.

         SECTION 5.06 NATURE OF BUSINESS. Borrower will not, and will not allow any Subsidiary to, permit any material change to be made in the character of its business as carried on at the date hereof.

         SECTION 5.07 LIMITATION ON LEASES. Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal), under leases or lease agreements, without the prior written consent of Lender, except (a) leases and lease agreements for equipment used in the operations of Borrower in an aggregate amount for Borrower and all Subsidiaries (determined on a consolidated basis) not to exceed Fifty Thousand and No/100 Dollars ($50,000) in any fiscal year of Borrower, (b) real estate or storage leases and lease agreements with a maximum term of thirty (30) days and
(c) leases and lease agreements described on Schedule 3.19 attached hereto.

         SECTION 5.08 MERGERS, CONSOLIDATIONS, ACQUISITIONS, OPENING NEW LOCATIONS, ETC. Borrower will not, and will not permit any Subsidiary to, amend its certificate or articles of incorporation or partnership or otherwise change its corporate name or structure, or consolidate with or merge into or acquire any Person, or permit any other Person to consolidate with or merge into or acquire a Borrower or any Subsidiary or acquire the Stock of any corporation or form any Subsidiary, without prior approval of Lender.

         SECTION 5.09 ERISA COMPLIANCE. Borrower will not permit any Plan maintained by it or any Subsidiary to:

                  (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

                  (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

                  (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower or any Subsidiary pursuant to Section 4068 of ERISA.

         SECTION 5.10 ISSUANCE OF STOCK AND INTERESTS. During the term of this Agreement, no Borrower will issue any additional shares of Stock or partnership interests, as applicable, without the written consent of Lender, unless such shares are issued (a) in the amounts and in the manner set forth in Schedule
5.10 and (b) pursuant to (i) Parent's 1993 Stock Option Plan or 1998 Stock Option Plan, or (ii) a settlement of the litigation set forth in Section 7.20.

         SECTION 5.11 CHANGES IN ACCOUNTING METHODS. Borrower will not make any change in its accounting method as in effect on the date of this Agreement or change its fiscal year ending date from March 31, unless such change has the prior, written approval of Lender.

         SECTION 5.12 TRANSACTIONS WITH AFFILIATES. Borrower will not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of any service) with any Affiliate, other than in the ordinary course of its business and upon substantially the same or better terms as it could obtain in an arm's length transaction with a Person who is not an Affiliate.

         SECTION 5.13 AFFILIATE RECEIVABLES. Borrower will not at any time allow any accounts receivable and other receivables to be owed to Borrower by any Affiliate that is not also a Borrower.

         SECTION 5.14 USE OF PROCEEDS. Borrower will not use the proceeds of the Note for purposes other than those set forth in Section 3.13.

         SECTION 5.15 RICO. Borrower will not violate any laws, statutes or regulations, whether federal or state, for which forfeiture of its properties is a potential penalty, including, without limitation, RICO.

         SECTION 5.16 NET INCOME. During the term of this Agreement, the Borrower shall not permit its Net Income to be less than the amount set forth below for the periods set forth below:

               PERIOD                                      MINIMUM NET INCOME
               ------                                      ------------------
Fiscal year ending December 31, 2001                           $1,000,000
Fiscal Year ending December 31, 2002                           $ (200,000)
Fiscal Year ending December 31, 2003                           $        0

         Such determination shall be made at the end of each fiscal year.

         SECTION 5.17 FIXED CHARGE COVERAGE RATIO. During the term of this Agreement, the Borrower shall not permit its Fixed Charge Coverage Ratio to be less than the ratios set forth below:

                                      MAXIMUM DEBT TO TANGIBLE
              PERIOD                          NET WORTH
              ------                  ------------------------
Nine (9) month period ending                1.25 to 1.00
December 31, 2001

Twelve (12) month period ending             1.00 to 1.00
March 31, 2002

Nine (9) month period ending                1.25 to 1.00
December 31, 2002

Twelve (12) month period ending             1.00 to 1.00
March 31, 2003

Nine (9) month period ending                1.25 to 1.00
December 31, 2003

Twelve (12) month period ending             1.00 to 1.00
March 31, 2004

         SECTION 5.18 CAPITAL EXPENDITURES. Borrower will not incur any capital expenditures (including payments with respect to capitalized lease obligations) if, as a result thereof, the aggregate capital expenditures of Borrower would exceed $100,000 during any year.

         SECTION 5.19 RESTRICTED PAYMENTS. Borrower shall not, directly or indirectly, declare, order, pay, make or set apart any sum for any payment or prepayment of principal, premium, if any, or interest on, any Subordinated Debt unless permitted by documentation expressly approved by Lender.

                                   ARTICLE VI
                                EVENTS OF DEFAULT

         SECTION 6.01 EVENTS. Any of the following events shall be considered an "Event of Default" as that term is used herein:

                  (a) PRINCIPAL AND INTEREST PAYMENTS. Default is made in the payment or prepayment when due of any installment of principal or interest on the Note or any other Indebtedness; or

                  (b) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Borrower, any Subsidiary or any Guarantor in any Security Instrument, including this Agreement, in particular Article III, proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by Borrower, any Subsidiary or any Guarantor (or any officer, accountant or attorney of Borrower or any Subsidiary) under any Security Instrument, including this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified; or

                  (c) AFFIRMATIVE COVENANTS. Default is made in the due observance or performance of any of the covenants or agreements contained in Article IV of this Agreement or the Security Instruments; or

                  (d) NEGATIVE COVENANTS. Default is made in the due observance or performance by Borrower or any Subsidiary of any of the covenants or agreements contained in Article V of this Agreement or the Security Instruments; or

                  (e) CONDITIONS PRECEDENT. Borrower fail to satisfy, or cause to be satisfied, any of the conditions precedent contained in Article VII hereof which are not to be completed as of the date of this Agreement; or

                  (f) OTHER SECURITY INSTRUMENT OBLIGATIONS. Default is made in the due observance or performance by Borrower, any Subsidiary or any Guarantor of any of the covenants or agreements contained in this Agreement or any Security Instrument other than this Agreement, and such default continues unremedied beyond the expiration of any applicable grace period which may be expressly allowed under this Agreement or such Security Instrument; or

                  (g) INVOLUNTARY BANKRUPTCY PROCEEDINGS. A receiver, conservator, custodian, liquidator, creditors' committee, board of inspectors or trustee of Borrower, or any Subsidiary or any Guarantor, or of any of their Property, is created, engaged, retained, procured, authorized or appointed in the United States or under any law of any foreign country by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower, or any Subsidiary or any Guarantor becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, or is the subject of an order for relief, or becomes bankrupt or insolvent; or Borrower's, any Subsidiary's or any Guarantor's Property is sequestered, seized or attached in the United States or under any law of any foreign country by court order or decree; or a complaint, petition or similar pleading is filed against Borrower, any Subsidiary or any Guarantor under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, in the United States or in any foreign country, whether such law is now in existence or hereafter in effect; or

                  (h) VOLUNTARY PETITIONS. Borrower, any Subsidiary or any Guarantor files a petition in bankruptcy or reorganization or seeks relief under any provision of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, in the United States or in any foreign country, whether such law is now in existence or hereafter in effect, or Borrower, any Subsidiary or any Guarantor is the subject of an order for relief or winding up petition entered by any bankruptcy court, or Borrower, any Subsidiary or any Guarantor consents to the filing of any petition against it under any such law in the United States or in any foreign country; or

                  (i) ASSIGNMENTS, CONVEYANCES OR TRANSFERS FOR BENEFIT OF CREDITORS. Borrower, or any Subsidiary, or any Guarantor makes an assignment, conveyance, or transfer for the benefit of its creditors, or for the purpose of enforcing a lien against its Property, or admits in writing its inability to pay its debts generally as they become due, or is generally not paying its debts as such debts become due, or consents to the appointment of a custodian, receiver, trustee, assignee or liquidator of all, substantially all, less than substantially all, or any part of its Property for the purpose of enforcing a lien against its Property; or

                  (j) DISCONTINUANCE OF BUSINESS. Borrower, any Subsidiary or any Guarantor discontinues its usual business; or

                  (k) DEFAULT ON OTHER DEBT OR SECURITY. Borrower, any Subsidiary or any Guarantor fails to make any payment due on any indebtedness or security (as "security" is defined in the Securities Act of 1933, as amended) or any event shall occur or any condition shall exist in respect of any indebtedness or security of Borrower, any Subsidiary or any Guarantor, or under any agreement securing or relating to such indebtedness or security, the effect of which is (i) to cause or to permit any holder of such indebtedness or other security or a trustee to cause (whether or not such holder or trustee elects to cause) such indebtedness or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (ii) to permit a trustee or the holder of any security (other than common Stock of Borrower or any Subsidiary) to elect (whether or not such holder or trustee does elect) a majority of the directors on the board of directors of Borrower, any Subsidiary or any Guarantor; or

                  (l) UNDISCHARGED JUDGMENTS. If judgment for the payment of money in excess of Fifty Thousand and No/100 Dollars ($50,000.00) is rendered by any court or other governmental body against Borrower, any Subsidiary or any Guarantor and Borrower, any Subsidiary or any Guarantor does not immediately discharge the same or provide for its immediate discharge in accordance with its terms, or procure a stay of execution thereof within ten (10) days from the date of entry thereof, and within said period of ten (10) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under GAAP; or

                  (m) INSOLVENCY. If Borrower, any Subsidiary or any Guarantor shall be or become insolvent; or

                  (n) FRAUDULENT TRANSFERS. Borrower, any Subsidiary or any Guarantor shall have concealed, removed, or permitted to be concealed or removed, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent transfer or similar law; or shall have made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint or other process which is not vacated within sixty (60) days from the date thereof; or

                  (o) FORFEITURE. The filing of formal charges under a federal or state law for which forfeiture of Borrower's, any Subsidiary's or any Guarantor's Property is a potential penalty; or

                  (p) CHALLENGE TO AGREEMENT OR ANY SECURITY INSTRUMENT. Borrower or any Subsidiary or any Affiliate of any of them, shall challenge or contest in any action, suit or proceeding the validity or enforceability of this Agreement or any of the Security Instruments, the legality or enforceability of any of the Indebtedness or the perfection or priority of any Lien granted to Lender; or

                  (q) REPUDIATION OF OR DEFAULT UNDER GUARANTY AGREEMENT. Any Guarantor shall revoke or attempt to revoke the Guaranty Agreement signed by such Guarantor, or shall repudiate such Guarantor's liability thereunder or shall be in default under the terms thereof; or

                  (r) REVOCATION PROCEEDING. Any regulatory officer in the State of Texas or in any other state in which Borrower has a location brings an action or proceeding to revoke or otherwise attempts to revoke any license issued to Borrower; or

                  (s) CHANGE OF CONTROL. Parent shall cease to own, directly or indirectly, one hundred percent (100%) of the Stock of Holding, Operating, NBF or Products (other than in connection with a dissolution of NBF or Products approved in writing by Lender), (ii) Operating shall cease to (A) own one percent (1%) of the Stock or (B) be the general partner, of Industries or (iii) Holding shall cease to own ninety-nine percent (99%) of the Stock of Industries; or

                  (t) PROCESS AGAINST BORROWER. The issuance of an injunction or order of attachment, or any other process which is prior to a final judgment, for a claim of Fifty Thousand and No/100 Dollars ($50,000.00) or more against Borrower, or any of Borrower's Property, or any Property pledged to secure the Indebtedness; or

                  (u) MARGIN STOCK. The failure of Borrower, any Subsidiary or the Property pledged to secure the Indebtedness to comply with Regulations U or X of the Board of Governors of the Federal Reserve System, as amended; or

                  (v) DECLINE IN VALUE OF COLLATERAL. Any deterioration, impairment or decline in character or value of any part of the Collateral subject to a Lien in favor of Lender to secure the Indebtedness (whether actual or reasonably anticipated) that causes such collateral in the judgment of Lender to become unsatisfactory as to character or value; or

                  (w) FINANCIAL RESPONSIBILITY. If in the reasonable exercise of its judgment Lender, in good faith, determines that the financial responsibility of Borrower has become otherwise unsatisfactory; or

                  (x) KEY PERSONNEL. If Rose Turner (an individual domiciled in the State of Texas), or a replacement satisfactory to Lender in its sole discretion, ceases to be employed as the Chief Operating Officer and Chief Financial Officer of Parent; or

                  (y) PAYMENTS ON SUBORDINATED DEBT. Borrower shall make any payment on account of the Subordinated Debt, except as is permitted by documentation which has been approved by Lender.

                  (z) DELIVERY OF STOCK CERTIFICATES. Borrower shall fail to deliver to Lender, within thirty (30) days of the date hereof, all stock certificates (with blank stock powers attached) issued by Parent to Glenn Bollinger and/or Bobby Bollinger.

         SECTION 6.02 REMEDIES. Upon DEMAND, or the happening of any Event of Default specified in Section 6.01, (a) Lender may declare the entire principal amount of all Indebtedness then outstanding including interest accrued thereon to be immediately due and payable (provided, that the occurrence of any event described in Subsections 6.01(g) or (h) shall automatically accelerate the maturity of the Indebtedness, without the necessity of any action by Lender) without presentment, demand, protest, notice of protest or dishonor, notice of default, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of any kind, all of which are hereby expressly waived by Borrower, each Subsidiary and each Guarantor; and
(b) all obligations, if any, of Lender hereunder, including the Commitment, shall immediately cease and terminate unless and until Lender shall reinstate same in writing. In addition to and not in limitation of any of the other rights and remedies provided to Lender hereunder or under the Security Instruments in connection with the Property of Borrower in which Lender has a Lien, Borrower hereby agrees that upon request by Lender after the occurrence of an Event of Default, Borrower shall cooperate with Lender in the transfer of, and will execute all documentation requested by Lender in connection with the transfer of, to such Person as shall be directed by Lender, any or all of the Property then held by Borrower or any Subsidiary, and in connection therewith Borrower agrees to take all other actions reasonably necessary in order to effectuate the transfer of any or all of such Property.

         SECTION 6.03 PROHIBITION OF TRANSFER, ASSIGNMENT AND ASSUMPTION. This Agreement pertains to the extension of debt financing and financial accommodations for the benefit of Borrower and its Subsidiaries and cannot be transferred to, assigned to or assumed by any other Person either voluntarily or by operation of law. In the event Borrower or any Subsidiary becomes a debtor under the Bankruptcy Code of the United States or under the law of any foreign country, any trustee or debtor in possession may not assume or assign this Agreement nor delegate the performance of any provision hereunder.

         SECTION 6.04 RIGHT OF SETOFF. Lender and any agent bank of Lender is hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any agent bank of Lender to or for the credit or the account of Borrower against any and all of the Indebtedness of Borrower, irrespective of whether or not Lender shall have made any demand under this Agreement or the Note and although such obligations may, be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this Section 6.04 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have. The rights contained in this Section 6.04 shall inure to the benefit of any participant in any loans made hereunder.

                                   ARTICLE VII
                                   CONDITIONS

         The obligation of Lender to make the loans to be evidenced by the Note is subject to the accuracy of each and every representation and warranty of Borrower and its Subsidiaries and Guarantors made or referred to in each Security Instrument, including this Agreement, or in any certificate delivered to Lender pursuant to or in connection with any Security Instrument, including this Agreement, to the performance by Borrower of its obligations to be performed hereunder on or before the date of the loan, and to the satisfaction of the following further conditions which must be satisfied as of the date of this Agreement or advance under the Revolving Credit Note.

         SECTION 7.01 CLOSING. The delivery of all instruments and certificates referred to in this Article VII not theretofore delivered and for the making of the loans provided for in Article II of this Agreement shall occur on or before April 2, 2001.

         SECTION 7.02 NOTE. Borrower shall have duly and validly issued, executed and delivered the Revolving Credit Note to Lender.

         SECTION 7.03 CONSTITUENT DOCUMENTS. Lender shall have received a copy of (a) the certificate of limited partnership and the agreement of limited partnership of Industries, and (b) the articles or certificate of incorporation and bylaws of each other Borrower which is to execute this Agreement or any other Security Instrument, certified as true by the Secretary or Assistant Secretary of such Borrower or the general partner of Industries, as applicable.

         SECTION 7.04 SECRETARY'S CERTIFICATES. Lender shall have received, on or before the date of Closing, certificates of the Secretary of each Borrower which is to execute any Security Instrument setting forth (a) resolutions of its board of directors, or the board of directors of its general partner, in form and substance satisfactory to Lender with respect to the authorization of the Note, this Agreement and any other Security Instruments provided herein and the officers authorized to sign such instruments, and (b) specimen signatures of the officers so authorized.

         SECTION 7.05 OPINION OF BORROWER'S COUNSEL. Lender shall have received on or before the Closing from counsel for Borrower and the Guarantors, a favorable written opinion satisfactory to Lender and its counsel, as to the matters contained in Sections 3.01, 3.02, 3.03, 3.04 and 3.05 hereof, and as to such counsel's knowledge of pending or threatened material litigation or governmental or regulatory proceedings against Borrower, any Subsidiary, any Guarantor or any of the Property of Borrower, any Subsidiary or any Guarantor and as to the validity, creation, attachment and perfection of Liens under any of the Security Instruments; and as to such other matters incident to the transactions herein contemplated as Lender or its counsel may request.

         SECTION 7.06 COUNSEL OF LENDER. At the time of the loans hereunder, all legal matters incident to the transactions herein contemplated shall be satisfactory to counsel of Lender.

         SECTION 7.07 NO DEFAULT. At the time of each loan hereunder, no Default shall have occurred, and there shall not have occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute a default or event of default under any loan agreement, note agreement or trust indenture to which Borrower or any Subsidiary is a party.

         SECTION 7.08 NO MATERIAL ADVERSE CHANGES. Prior to each loan, there shall have occurred, in the opinion of Lender, no material adverse changes, either in any case or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower, any Guarantor, or any Subsidiary, from those reflected in the Financial Statements or by the facts warranted or represented in any Security Instrument, including this Agreement.

         SECTION 7.09 OTHER SECURITY INSTRUMENTS AND INFORMATION. Borrower shall have duly and validly executed and delivered, or caused to be executed and delivered, to Lender the following instruments, each in form and substance satisfactory to Lender, in sufficient executed counterparts for recording purposes, as security for the Note and other Indebtedness and shall have delivered the following documents containing information necessary to the preparation and perfection of the liens created by such instruments:

                  (a) Security Agreements covering all of Borrower's accounts receivable, general intangibles, inventory, currently unencumbered machinery and equipment, furniture and fixtures, chattel paper, all regulatory licenses, trademarks, service marks, patents and other intellectual property, instruments, notes, and documents.

                  (b) Stock Pledge Agreements and stock powers sufficient to assign Glenn Bollinger's and Bobby Bollinger's interest in the capital Stock of Parent to Lender.

                  (c) Financing Statements relating to the items described in Subsection (a).

         SECTION 7.10 GUARANTIES. Each of Bobby Bollinger and Glenn Bollinger shall have duly and validly executed and delivered, or caused to be executed and delivered, to Lender in form and substance satisfactory to Lender, Guaranty Agreements.

         SECTION 7.11 RECORDINGS. The Security Instruments described in Section
7.09 hereof, including financing statements, security agreements and other notices related thereto, shall have been duly delivered to the appropriate offices for filing, recording or registration, and Lender shall have received confirmations of receipt thereof from the appropriate filing, recording or registration offices.

         SECTION 7.12 LANDLORD'S WAIVER. Each landlord of Borrower and/or its Subsidiaries, as disclosed on Schedule 3.19, shall have executed and delivered, in form and substance satisfactory to Lender, in sufficient executed counterparts for recording purposes, waivers of any Liens to which it may be entitled, in favor of Lender.

         SECTION 7.13 CLOSING FEE. Lender shall have received, in immediately available funds, the Closing Fee.

         SECTION 7.14 FINANCIAL CONDITION. The results of the examination by Lender of the financial condition of Borrower including, but limited to, the examination of the Financial Statements and analysis of related data, shall be satisfactory to Lender, in its sole and absolute discretion.

         SECTION 7.15 ADDITIONAL MATTERS. Lender shall have received all exhibits, annexes schedules herein referenced and such additional reports, certificates, documents, statements, legal opinions, agreements and instruments, in form and substance reasonably satisfactory to Lender, as Lender shall have reasonably requested from Borrower, Guarantors and their respective counsel.

         SECTION 7.16 REVOLVING CREDIT ADVANCES. Advances under the Revolving Credit Note shall further be subject to the following specific conditions:

                  (a) There shall have been no Default under this Agreement nor under any of the other Security Instruments;

                  (b) The Financial Statements shall have been furnished and shall be, as of the date thereof, true and correct, and all other financial information required by Lender shall have been furnished and shall be, as of the date of the requested advance, true and correct; and

                  (c) The financial condition of Borrower, as shown by the most recent Financial Statement described in Section 4.01(b) hereof, shall be acceptable to Lender, in its sole discretion.

         SECTION 7.17 LITIGATION. Except as disclosed on Schedule 7.17, no action, proceeding, investigation, regulations or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of disagreement or the consummation of the transactions contemplated hereby.

         SECTION 7.18 EXCESS AVAILABILITY REQUIREMENT. Lender shall have determined that immediately after Lender has made at Closing the initial Advances contemplated hereby and Borrower has paid (or made provisions for payment of) secured loans, accounts payable over sixty (60) days past due and all closing costs incurred in connection with the transactions contemplated hereby, the amount of the Borrowing Base shall exceed the aggregate principal amount of all outstanding Advances by at least One Million One Hundred Thousand and No/100 Dollars ($1,100,000.00).

         SECTION 7.19 CREDIT ENHANCEMENT. Borrower shall have (a) provided evidence of the cancellation of the letter of credit issued in favor of IBM Credit Corporation by Wells Fargo Bank Minnesota, National Association and (b) received additional Subordinated Debt (in form and substance satisfactory to Lender in its sole discretion) in an amount equal to Two Hundred Thousand and No/100 Dollars ($200,000.00).

         SECTION 7.20 SETTLEMENT OF LITIGATION. Borrower shall have entered into a settlement agreement with respect to all presently existing litigation instituted by the shareholders of Parent and identified on Schedule 7.20 the (a) monetary cost to Borrower of which does not exceed Six Hundred Thousand and No/100 Dollars ($600,000.00) and (b) terms of which shall be satisfactory to Lender in its sole discretion.

         SECTION 7.21 VENDOR PAYABLES. Borrower shall have converted its past-due vendor payables into debt obligations the terms of which are satisfactory to Lender in its sole discretion.

         SECTION 7.22 BACKGROUND CHECK. Lender shall have completed a background check with respect to Glenn Bollinger and Bobby Bollinger the results of which are satisfactory to Lender in its sole discretion.

         SECTION 7.23 BLOCKED ACCOUNTS. Borrower shall have established the Blocked Accounts required by Section 2.12 pursuant to executed blocked account agreements in form and substance satisfactory to Lender, in its sole discretion.

         SECTION 7.24 PAYOFF LETTER. Borrower shall have delivered, or caused to be delivered, to Lender, in form and substance satisfactory to Lender, a payoff letter from Foothill Capital Corporation, together with such UCC termination statements as shall be requested by Lender.

         SECTION 7.25 INSURANCE LOSS PAYEE. Lender shall have received a certificate, on form Accord 27, naming Lender as the loss payee and an additional insured with respect to each policy maintained by Borrower pursuant to Section 4.07.

         SECTION 7.26 SUBORDINATION AGREEMENT. The Subordinated Lenders will enter into a Subordination Agreement with Lender in form and substance satisfactory to Lender in its sole discretion which will subordinate all the outstanding indebtedness of the Borrower owing to such Subordinated Lender to the Obligations of Borrower to Lender pursuant to this Agreement and the other Security Instruments.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         SECTION 8.01 NOTICES. All communications under or in connection with this Agreement or the Note shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid, or personally delivered to an officer of the receiving party. All such communications shall be mailed or delivered as follows:

                  (a)      If to Borrower:   c/o Bollinger Industries, Inc.
                                             602 Fountain Parkway
                                             Dallas, Texas 75050
                                             Attn: Ms. Rose Turner, Chief
                                             Operating Officer and Chief
                                             Financial Officer

                  (b)      If to Lender:     Frost Capital Group
                                             1010 Lamar Street, Suite 700
                                             Houston, Texas 77002
                                             Attn: Mr. Peter J. Levy

Any notice so addressed and mailed by registered or certified mail, return receipt requested, shall be deemed to be given when so mailed, and any notice so delivered in person shall be deemed to be given when actually received by, or receipt therefor is given by, an authorized officer of Borrower or Lender, as the case may be.

         SECTION 8.02 DEVIATION FROM COVENANTS. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Security Instrument shall be as follows:

                  (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

                  (b) Lender will within a reasonable time send a written notice to Borrower, signed by an authorized officer of Lender, permitting or refusing the request; but in no event will any deviation from the covenants of this Agreement or any other Security Instrument be effective without the written consent of Lender.

         SECTION 8.03 INVALIDITY. In the event that any one or more of the provisions contained in the Note, this Agreement or in any other Security Instrument shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Note, this Agreement or any other Security Instrument.

         SECTION 8.04 SURVIVAL OF AGREEMENTS. All representations and warranties of Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

         SECTION 8.05 SUCCESSORS AND ASSIGNS. All covenants and agreements contained by or on behalf of Borrower or any Subsidiary or any Guarantor in the Note, this Agreement and any other Security Instrument shall bind its successors and assigns or the heirs and personal representatives of any individual Guarantor and shall inure to the benefit of Lender and its successors and assigns; except that neither Borrower, nor any Subsidiary, nor any Guarantor, nor any Person acting on behalf of any of them may assign any of their rights hereunder without the prior written consent of Lender. In the event that Lender sells participations in the Note, or other Indebtedness of Borrower incurred or to be incurred pursuant to this Agreement, to other lenders, each of such other lenders shall have the rights of set off against such Indebtedness and similar rights or Liens to the same extent as may be available to Lender.

         SECTION 8.06 RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement relating to the Note or other Indebtedness shall apply with equal force and effect to each and all promissory Note hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of any part of the Indebtedness originally represented by the Note or of any part of such other Indebtedness. Any provision of this Agreement to be performed during the "term of this Agreement," "term hereof" or similar language, shall include any extension period.

         SECTION 8.07 WAIVERS. No course of dealing on the part of Lender, its officers, employees, consultants or agents, nor any failure or delay by Lender with respect to exercising any right, power or privilege of Lender under the Note, this Agreement or any other Security Instrument shall operate as a waiver thereof, except as otherwise provided in Section 8.02 hereof.

         SECTION 8.08 CUMULATIVE RIGHTS. Rights and remedies of Lender under the Note, this Agreement and each other Security Instrument shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         SECTION 8.09 CONSTRUCTION. This Agreement is, and the Revolving Credit Note will be, a contract made under and shall be construed in accordance with and governed by the laws of the State of Texas.

         SECTION 8.10 INTEREST. It is the intention of the parties hereto to conform strictly to applicable usury laws now in force. Accordingly, if the transactions contemplated hereby would be usurious under applicable law, then, in that event, notwithstanding anything to the contrary in the Note, this Agreement or in any other Security Instrument or agreement entered into in connection with or as security for the Note, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, charged or received under the Note, this Agreement or under any of the other aforesaid Security Instruments or agreements or otherwise in connection with the Note shall under no circumstances exceed the maximum amount of interest permitted by applicable law, and any excess shall be credited on the Note by the holder thereof (or, if the Note shall have been paid in full, refunded to Borrower); (b) determination of the rate of interest for determining whether the loans hereunder are usurious shall be made by amortizing, prorating, allocating and spreading, during the full stated term of such loans, all interest at any time contracted for, charged or received from Borrower in connection with such loans, and any excess shall be canceled, credited or refunded as set forth in (a) herein; and (c) in the event that the maturity of the Note is accelerated by reason of an election of the holder thereof resulting from any Default or Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount permitted by applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note (or, if the Note shall have been paid in full, refunded to Borrower).

         SECTION 8.11 MULTIPLE ORIGINALS. This Agreement may be executed in two
(2) or more copies; each fully executed copy shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 8.12 EXHIBITS AND SCHEDULES. All exhibits and schedules to this Agreement are incorporated herein by this reference for all purposes. The exhibits and schedules may be attached hereto, or bound together with or separately from this Agreement, and such binding shall be effective to identify such exhibits as if attached to this Agreement.

         SECTION 8.13 NO TRIPARTY LOAN. Texas Revised Civil Statutes Annotated, Finance Code, Chapter 346 (which regulates certain revolving loan accounts and revolving triparty accounts) shall not apply to the loans evidenced by this Agreement or the Note.

         SECTION 8.14 APPLICABLE RATE CEILING. Unless changed in accordance with law, the applicable rate ceiling under Texas law shall be the indicated (weekly) rate ceiling from time to time in effect as provided in Texas Revised Civil Statutes Annotated, Finance Code, Chapter 303, as amended.

         SECTION 8.15 PERFORMANCE AND VENUE. The obligations of Borrower contained herein are performable at Lender's offices in Houston, Harris County, Texas, and venue for any action in connection therewith shall be in Harris County, Texas.

         SECTION 8.16 NEGOTIATION OF DOCUMENTS. This Agreement, the Note and all other Security Instruments have been negotiated by the parties at arm's length, each represented by its own counsel, and the fact that the documents have been prepared by Lender's counsel, after such negotiation, shall not be cause to construe any of such documents against Lender.

         SECTION 8.17 NOTICES RECEIVED BY LENDER. Any instrument in writing, telex, telegram, telecopy or cable received by Lender in connection with any loan hereunder, which purports to be dispatched or signed by or on behalf of Borrower, shall conclusively be deemed to have been signed by such party, and Lender may rely thereon and shall have no obligation, duty or responsibility to determine the validity or genuineness thereof or authority of the Person or Persons executing or dispatching the same.

         SECTION 8.18 DEBTOR-CREDITOR RELATIONSHIP. None of the terms of this Agreement or of any other document executed in conjunction herewith or related hereto shall be deemed to give Lender the rights or powers to exercise control over the business or affairs of Borrower. The relationship between Borrower and Lender created by this Agreement is only that of debtor/creditor.

         SECTION 8.19 NO THIRD-PARTY BENEFICIARIES. This Agreement is for the sole and exclusive benefit of Borrower and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of Borrower and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

         SECTION 8.20 INDEMNIFICATION. EACH BORROWER JOINTLY AND SEVERALLY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS AND ADVISORS (EACH, AND "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND EXPENSES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION OR PROCEEDING OR PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THIS AGREEMENT, THE NOTES, THE SECURITY INSTRUMENTS OR ANY OTHER INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION THEREWITH OR HEREWITH, ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN OR HEREIN OR THE ACTUAL OR

PROPOSED USE OF THE PROCEEDS OF THE LOANS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST OR EXPENSES IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILFUL MISCONDUCT, IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 8.20 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE REGARDLESS OF WHETHER SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY BORROWER OR ITS RESPECTIVE DIRECTORS, SHAREHOLDERS OR CREDITORS OR AN INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED, WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF BORROWER HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF BORROWER CONTAINED IN THIS
SECTION 8.20 SHALL SURVIVE THE PAYMENT IN FULL OF THE INDEBTEDNESS AND ALL OTHER AMOUNTS PAYABLE UNDER THIS AGREEMENT.

         SECTION 8.21 RELEASE OF LIABILITY. TO THE MAXIMUM EXTENT PERMITTED BY LAW FROM TIME TO TIME IN EFFECT, BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER EACH HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY BORROWER AGAINST LENDER OR ANY OF ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, OR AGENTS OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT, TORT OR STATUTE) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTE, THE SECURITY INSTRUMENTS OR ANY OTHER RELATED DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH. IN FURTHERANCE OF THE FOREGOING, BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR, AND BORROWER SHALL INDEMNIFY AND HOLD HARMLESS LENDER AND ITS AFFILIATES, PARTICIPANTS, SHAREHOLDERS, DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS AND AGENTS AND THEIR SUCCESSORS AND ASSIGNS OF AND FROM ANY SUCH CLAIMS.

         SECTION 8.22 WAIVER OF TRIAL BY JURY. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE

DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO. IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE, EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTIONS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 8.22 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

         SECTION 8.23 DTPA WAIVER. BORROWER ACKNOWLEDGES AND AGREES, ON BORROWER'S OWN BEHALF OF ANY PERMITTED ASSIGNS AND SUCCESSORS HEREAFTER, THAT THE DTPA IS NOT APPLICABLE TO THIS TRANSACTION. ACCORDINGLY, BORROWER'S RIGHTS AND REMEDIES WITH RESPECT TO THE TRANSACTION CONTEMPLATED UNDER THIS AGREEMENT AND WITH RESPECT TO ALL ACTS OR PRACTICES OF LENDER, PAST, PRESENT OR FUTURE, IN CONNECTION WITH SUCH TRANSACTION, SHALL BE GOVERNED BY LEGAL PRINCIPLES OTHER THAN THE DTPA. IN FURTHERANCE THEREOF, BORROWER AGREES AS FOLLOWS:

                  (a) BORROWER REPRESENTS THAT BORROWER HAS THE KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS THAT ENABLE BORROWER TO EVALUATE THE MERITS AND RISKS OF THE BUSINESS TRANSACTION THAT IS THE SUBJECT OF THIS AGREEMENT. BORROWER ALSO REPRESENTS THAT BORROWER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION IN RELATION TO LENDER. BORROWER HAS NEGOTIATED THE LOAN DOCUMENTS WITH LENDER AT ARM'S LENGTH AND HAVE WILLINGLY ENTERED INTO THE LOAN DOCUMENTS.

                  (b) BORROWER REPRESENTS THAT (I) BORROWER HAS BEEN REPRESENTED BY THE FIRM OF HOLLAND, JOHNS, SCHWARTZ & PENNY, L.L.P., AS LEGAL COUNSEL IN THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND (II) SUCH LEGAL COUNSEL WAS NOT DIRECTLY OR INDIRECTLY IDENTIFIED, SUGGESTED OR SELECTED BY LENDER OR AN AGENT OF LENDER.

                  (c) THIS AGREEMENT RELATES TO A TRANSACTION INVOLVING TOTAL CONSIDERATION BY BORROWER OF MORE THAN $100,000.00 AND DOES NOT INVOLVE BORROWER'S RESIDENCE.

BORROWER AGREES, ON BORROWER'S OWN BEHALF AND ON BEHALF OF BORROWER'S PERMITTED ASSIGNS AND SUCCESSORS, THAT ALL OF BORROWER'S RIGHTS AND REMEDIES UNDER THE DTPA ARE WAIVED AND RELEASED, INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ALL RIGHTS AND REMEDIES UNDER THE DTPA RESULTING FROM OR ARISING OUT OF ANY AND ALL ACTS OR PRACTICES OF LENDER IN CONNECTION WITH THIS TRANSACTION, WHETHER SUCH ACTS OR PRACTICES OCCUR BEFORE OR AFTER THE EXECUTION OF THIS AGREEMENT.

IN FURTHERANCE THEREOF, BORROWER AGREES THAT BY SIGNING THIS AGREEMENT, BORROWER AND ANY PERMITTED ASSIGNS AND SUCCESSORS ARE BOUND BY THE FOLLOWING WAIVER:

                           WAIVER OF CONSUMER RIGHTS. BORROWER HEREBY WAIVES ITS
                  RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BORROWER'S OWN SELECTION, BORROWER VOLUNTARILY CONSENTS TO THIS WAIVER.

BORROWER HAS READ AND UNDERSTANDS SECTION 8.23:

              (INITIALS) (PARENT)
--------------
              (INITIALS) (OPERATING)
--------------
              (INITIALS) (HOLDING)
--------------
              (INITIALS) (NBF)
--------------
              (INITIALS) (PRODUCTS)
--------------
              (INITIALS) (INDUSTRIES)
--------------

         SECTION 8.24 FINAL EXPRESSION. THIS WRITTEN LOAN AGREEMENT, THE NOTE AND THE OTHER SECURITY INSTRUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         SECTION 8.25 REVERSAL OF PAYMENTS. Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Indebtedness in a manner consistent with the terms of this Agreement. To the extent Borrower makes a payment or payments to Lender, or Lender receives any payment or proceeds of any collateral for Borrower's benefit, which payment(s) or proceed or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other part under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Indebtedness or party thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by Lender.

         SECTION 8.26 INJUNCTIVE RELIEF. Each Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lender, therefore, each Borrower agrees that if any Default or Event of Default shall have occurred and be continuing, Lender shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         SECTION 8.27 THE TERM "BORROWER" OR "BORROWERS". All references to "Borrower" or "Borrowers" herein shall refer to and include each of Parent, Operating, Holding, Products, NBF and Industries separately and all representations contained herein shall be deemed to be separately made by each of them, and each of the covenants, agreements and obligations set forth herein shall be deemed to be the joint and several covenants, agreements and obligations of them. Any notice, request, consent, report or other information or agreement delivered to Lender by any Borrower shall be deemed to be ratified by, consented to and also delivered by the other Borrower. Each Borrower recognizes and agrees that each covenant and agreement of "Borrower" or "Borrowers" under this Agreement and the other Loan Documents shall create a joint and several obligation of Borrowers, which may be enforced against Borrowers, jointly, or against each Borrower separately. Without limiting the terms of this Agreement and the other Loan Documents, security interests granted under this Agreement and other Loan Documents in properties, interests, assets and collateral shall extend to the properties, interests, assets and collateral of each Borrower. Similarly, the term "Indebtedness" shall include, without limitation, all obligations, liabilities and indebtedness of such corporations, or any one of them, to Lender, whether such obligations, liabilities and indebtedness shall be joint, several, joint and several or individual.

         SECTION 8.28 JOINT AND SEVERAL LIABILITY; RIGHTS OF CONTRIBUTION.

                  (a) Each Borrower states and acknowledges that: (i) pursuant to this Agreement, Borrower desires to utilize their borrowing potential on a consolidated basis to the same extent possible if they were merged into a single corporate entity and that this Agreement reflects the establishment of credit facilities which would not otherwise be available to such Borrower if each Borrower were not jointly and severally liable for payment of all of the Indebtedness; (ii) it has determined that it will benefit specifically and materially from the advances of credit contemplated by this Agreement; (iii) it is both a condition precedent to the Indebtedness of Lender hereunder and a desire of Borrower that each Borrower execute and deliver to Lender this Agreement; and (iv) Borrowers have requested and bargained for the structure and terms of and security for the advances contemplated by this Agreement.

                  (b) Each Borrower hereby irrevocably and unconditionally: (i) agrees that it is jointly and severally liable to Lender for the full and prompt payment of the Indebtedness and the performance by each Borrower of its Indebtedness hereunder in accordance with the terms hereof; (ii) agrees to fully and promptly perform all of its Indebtedness hereunder with respect to each advance of credit hereunder as if such advance had been made directly to it; and (iii) agrees as a primary obligation to indemnify Lender on demand for and against any loss incurred by Lender as a result of any of the Indebtedness of any one or more Borrower being or becoming void, voidable, unenforceable or ineffective for any reason whatsoever, whether or not known to Lender or any Person, the amount of such loss being the amount which Lender would otherwise have been entitled to recover from any one or more of Borrower.

                  (c) It is the intent of each Borrower that the Indebtedness and liability hereunder of no one of them be subject to challenge on any basis, including, without limitation, pursuant to any applicable fraudulent conveyance or fraudulent transfer laws. Accordingly, as of the date hereof, the liability of each Borrower under this Section 8.28, together with all of its other liabilities to all Persons as of the date hereof and as of any other date on which a transfer or conveyance is deemed to occur by virtue of this Agreement, calculated in amount sufficient to pay its probable net liabilities on its existing Indebtedness as the same become absolute and matured ("Dated Liabilities") is, and is to be, less than the amount of the aggregate of a fair valuation of its property as of such corresponding date ("Dated Assets"). To this end, each Borrower under this Section 8.28,
         (i) grants to and recognizes in each other Borrower, ratably, rights of subrogation and contribution in the amount, if any, by which the Dated Assets of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Liabilities of such Borrower or, as the case may be, (ii) acknowledges receipt of and recognizes its right to subrogation and contribution ratably from each of the other Borrowers in the amount, if any, by which the Dated Liabilities of such Borrower, but for the aggregate of subrogation and contribution in its favor recognized herein, would exceed the Dated Assets of such Borrower under this Section 8.28. In recognizing the value of the Dated Assets and the Dated Liabilities, it is understood that Borrowers will recognize, to at least the same extent of their aggregate recognition of liabilities hereunder, their rights to subrogation and contribution hereunder. It is a material objective of this Section 8.28 that each Borrower recognizes rights to subrogation and contribution rather than be deemed to be insolvent (or in contemplation thereof) by reason of an arbitrary interpretation of its joint and several Indebtedness hereunder. In addition to and not in limitation of the foregoing provisions of this Section

         8.28, Borrowers and Lender hereby agree and acknowledge that it is the intent of each Borrower and of Lender that the Indebtedness of each Borrower hereunder be in all respects in compliance with, and not be voidable pursuant to, applicable fraudulent conveyance and fraudulent transfer laws.

                  (d) Notwithstanding the foregoing, and each Borrower's agreement to be jointly and severally liable for payment of all the Indebtedness, each Borrower is a separate and distinct corporation. Lender acknowledges and agrees that each Borrower is a separate and distinct entity and further agrees not to challenge or dispute the separate existence of each Borrower.

         SECTION 8.29 STRUCTURE OF CREDIT FACILITY. Each Borrower agrees and acknowledges that the present structure of the credit facilities detailed in this Agreement is based in part upon the financial and other information presently known to Lender regarding each Borrower, the corporate structure of Borrower, and the present financial condition of each Borrower. Each Borrower hereby agrees that upon the occurrence and during the continuance of an Event of Default, Lender shall have the right, in its sole credit judgment, to require that any or all of the following changes be made to these credit facilities: (a) make Advances specifically to a specific Borrower, (b) further restrict loans and advances between Borrowers, (c) require that each Borrower execute a guaranty of the Indebtedness of each other Borrower to Lender and (d) require that any advances made by a Borrower to another Borrower, if otherwise allowed, be collateralized in a manner acceptable to Lender.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first above written.

                                       BORROWER:


                                       BOLLINGER INDUSTRIES, INC.,
                                       a Delaware corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BOLLINGER HOLDING CORP.,
                                       a Delaware corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BOLLINGER OPERATING CORP.,
                                       a Nevada corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       NBF, INC.,
                                       a Georgia corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                       C. G. PRODUCTS, INC.,
                                       a California corporation


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       BOLLINGER INDUSTRIES, L.P.,
                                       a Texas limited partnership

                                       By: Bollinger Operating Corp., its
                                       general partner


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       LENDER:

                                       THE FROST NATIONAL BANK, a national
                                       banking association doing business as
                                       FROST CAPITAL GROUP, and formerly known
                                       as CREEKWOOD CAPITAL GROUP


                                       By:
                                          --------------------------------------
                                       Name: Peter J. Levy
                                       Title: President

                             EXHIBITS AND SCHEDULES

List of exhibits and schedules to Loan Agreement by and among Bollinger Industries, Inc., Bollinger Operating Corp., Bollinger Holding Corp., NBF, Inc.,
C. G. Products, Inc., and Bollinger Industries, L.P. and The Frost National Bank, a national banking association doing business as Frost Capital Group, and formerly known as Creekwood Capital Group, dated as of April 2, 2001, which are not filed herewith:

EXHIBIT OR
SCHEDULE                    DESCRIPTION
----------                  -----------
Exhibit A                   Revolving Credit Note
Exhibit B                   Subordinate Lenders
Schedule 2.11               Operating Accounts
Schedule 2.12               Block Accounts
Schedule 3.01               Trade Names
Schedule 3.08               List of Issued and Convertible Stock
Schedule 3.09               Liabilities
Schedule 3.16               Subsidiaries
Schedule 3.19               Leased Property
Schedule 3.20               Patents and Trademarks
Schedule 5.01               Permitted Indebtedness
Schedule 5.02               Permitted Liens
Schedule 5.10               Permitted Stock Issuances
Schedule 7.17               Litigation
Schedule 7.20               Settled Litigation

The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.